PROSPECTUS SUPPLEMENT NO. 2 (To Prospectus dated May 1, 2007)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-135464

$500,000,000

Allied World Assurance Company Holdings, Ltd

7.50% Senior Notes due 2016

     This Prospectus Supplement No. 2 supplements the Market-Making Prospectus, dated May 1, 2007, relating to the public offering of the issuer’s 7.50% senior notes due 2016, which closed on July 26, 2006. Goldman, Sachs & Co. is continuing to make a market in the senior notes pursuant to the Market-Making Prospectus.

     This Prospectus Supplement No. 2 is comprised of a quarterly report on Form 10-Q filed with the SEC on May 11, 2007.

     You should read this Prospectus Supplement No. 2 in conjunction with the Market-Making Prospectus. This Prospectus Supplement No. 2 updates information in the Market-Making Prospectus and, accordingly, to the extent inconsistent, the information in this Prospectus Supplement No. 2 supersedes the information contained in the Market-Making Prospectus.

     Before you invest in the issuer’s senior notes, you should read the Market-Making Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and an investment in its senior notes. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may obtain a copy of the Market-Making Prospectus by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is May 11, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended: March 31, 2007
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number: 001-32938

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0481737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 Richmond Road, Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 278-5400
(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐     Accelerated Filer ☐     Non-Accelerated Filer ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of outstanding common shares, par value $0.03 per share, of Allied World Assurance Company Holdings, Ltd as of May 8, 2007 was 60,393,442.

PART I

FINANCIAL INFORMATION

Item 1.	Financial Statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
as of March 31, 2007 and December 31, 2006
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2007	2006

ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2007: $5,392,983; 2006: $5,188,379)	$5,407,813	$5,177,812
Other invested assets available for sale, at fair value (cost: 2007: $246,500; 2006: $245,657)	263,993	262,557

Total investments	5,671,806	5,440,369
Cash and cash equivalents	288,284	366,817
Restricted cash	200,813	138,223
Securities lending collateral	534,774	304,742
Insurance balances receivable	400,231	304,261
Prepaid reinsurance	154,461	159,719
Reinsurance recoverable	668,050	689,105
Accrued investment income	44,171	51,112
Deferred acquisition costs	107,465	100,326
Intangible assets	3,920	3,920
Balances receivable on sale of investments	25,239	16,545
Net deferred tax assets	5,259	5,094
Other assets	44,934	40,347

Total assets	$8,149,407	$7,620,580

LIABILITIES:
Reserve for losses and loss expenses	$3,663,224	$3,636,997
Unearned premiums	879,817	813,797
Unearned ceding commissions	25,352	23,914
Reinsurance balances payable	112,731	82,212
Securities lending payable	534,774	304,742
Balances due on purchase of investments	46,517	—
Dividends payable	9,052	—
Senior notes	498,602	498,577
Accounts payable and accrued liabilities	23,360	40,257

Total liabilities	$5,793,429	$5,400,496

SHAREHOLDERS’ EQUITY:
Common shares, par value $0.03 per share, issued and outstanding 2007: 60,390,269 shares and 2006: 60,287,696 shares	1,812	1,809
Additional paid-in capital	1,828,612	1,822,607
Retained earnings	494,073	389,204
Accumulated other comprehensive income:
net unrealized gains on investments, net of tax	31,481	6,464

Total shareholders’ equity	2,355,978	2,220,084

Total liabilities and shareholders’ equity	$8,149,407	$7,620,580

See accompanying notes to the unaudited condensed consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
for the three months ended March 31, 2007 and 2006
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended
	March 31,
	2007	2006

REVENUES:
Gross premiums written	$438,406	$498,120
Premiums ceded	(80,562)	(70,617)

Net premiums written	357,844	427,503
Change in unearned premiums	(71,278)	(118,560)

Net premiums earned	286,566	308,943
Net investment income	72,648	62,001
Net realized investment losses	(6,484)	(5,236)

	352,730	365,708

EXPENSES:
Net losses and loss expenses	165,995	205,960
Acquisition costs	29,196	36,472
General and administrative expenses	33,203	20,322
Interest expense	9,374	6,451
Foreign exchange loss	32	545

	237,800	269,750

Income before income taxes	114,930	95,958
Income tax expense (recovery)	1,009	(2,163)

NET INCOME	113,921	98,121

Other comprehensive income (loss)
Unrealized gains (losses) on investments arising during the period net of applicable deferred income tax (expense) recovery 2007: ($817); 2006: $344	18,533	(44,716)
Reclassification adjustment for net realized losses included in net income	6,484	5,236

Other comprehensive income (loss)	25,017	(39,480)

COMPREHENSIVE INCOME	$138,938	$58,641

PER SHARE DATA
Basic earnings per share	$1.89	$1.96
Diluted earnings per share	$1.83	$1.94
Weighted average common shares outstanding	60,333,209	50,162,842
Weighted average common shares and common share equivalents outstanding	62,207,941	50,485,556
Dividends declared per share	$0.15	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
for the three months ended March 31, 2007 and 2006
(Expressed in thousands of United States dollars)

			Accumulated
		Additional	Other
	Share	Paid-in	Comprehensive	Retained
	Capital	Capital	Income	Earnings	Total

December 31, 2006	$1,809	$1,822,607	$6,464	$389,204	$2,220,084
Net income	—	—	—	113,921	113,921
Dividends	—	—	—	(9,052)	(9,052)
Other comprehensive income	—	—	25,017	—	25,017
Stock compensation	3	6,005	—	—	6,008

March 31, 2007	$1,812	$1,828,612	$31,481	$494,073	$2,355,978

			Accumulated	Retained
		Additional	Other	Earnings
	Share	Paid-in	Comprehensive	(Accumulated
	Capital	Capital	Loss	Deficit)	Total

December 31, 2005	$1,505	$1,488,860	$(25,508)	$(44,591)	$1,420,266
Net income	—	—	—	98,121	98,121
Other comprehensive loss	—	—	(39,480)	—	(39,480)

March 31, 2006	$1,505	$1,488,860	$(64,988)	$53,530	$1,478,907

See accompanying notes to the unaudited condensed consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2007 and 2006
(Expressed in thousands of United States dollars)

	Three Months Ended
	March 31,
	2007	2006

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$113,921	$98,121
Adjustments to reconcile net income to cash provided by operating activities:
Net realized (gains) losses on sales of investments	(2,898)	5,236
Net realized losses for other-than-temporary impairment charges on investments	9,382	—
Amortization of premiums net of accrual of discounts on fixed maturities	(88)	5,221
Amortization and depreciation of fixed assets	2,075	665
Deferred income taxes	(244)	6
Stock compensation expense	6,316	407
Debt issuance expense	—	49
Amortization of discount and expenses on senior notes	104	—
Cash settlements on interest rate swaps	—	6,356
Mark to market on interest rate swaps	—	(5,917)
Insurance balances receivable	(95,970)	(92,278)
Prepaid reinsurance	5,258	6,002
Reinsurance recoverable	21,055	52,297
Accrued investment income	6,941	10,001
Deferred acquisition costs	(7,139)	(13,232)
Net deferred tax assets	79	(2,531)
Other assets	(1,984)	6,087
Reserve for losses and loss expenses	26,227	15,597
Unearned premiums	66,020	112,559
Unearned ceding commissions	1,438	(1,637)
Reinsurance balances payable	30,519	(7,234)
Accounts payable and accrued liabilities	(23,214)	(8,677)

Net cash provided by operating activities	157,798	187,098

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of fixed maturity investments	(866,584)	(2,086,409)
Purchases of other invested assets	(3,873)	(117,055)
Sales of fixed maturity investments	698,521	1,887,952
Sales of other invested assets	2,976	158,871
Purchase of fixed assets	(4,929)	(1,079)
Change in restricted cash	(62,590)	(13,373)

Net cash used in investing activities	(236,479)	(171,093)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net cash used in financing activities	—	—

Effect of exchange rate changes on foreign currency cash	148	215
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(78,533)	16,220
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	366,817	172,379

CASH AND CASH EQUIVALENTS, END OF PERIOD	$288,284	$188,599

Supplemental disclosure of cash flow information:
— Cash paid for income taxes	$1,600	$—
— Cash paid for interest expense	19,271	6,395
— Change in balance receivable on sale of investments	(8,694)	2,409
— Change in balance payable on purchase of investments	46,517	—

See accompanying notes to the unaudited condensed consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in thousands of United States dollars, except share and per share amounts)

1.	GENERAL

Allied World Assurance Company Holdings, Ltd (“Holdings”) was incorporated in Bermuda on November 13, 2001. Holdings, through its wholly-owned subsidiaries (collectively, the “Company”), provides property and casualty insurance and reinsurance on a worldwide basis.

On July 11, 2006, the Company sold 8,800,000 common shares in its initial public offering (“IPO”) at a public offering price of $34.00 per share. On July 19, 2006, the Company sold an additional 1,320,000 common shares at $34.00 per share in connection with the exercise in full by the underwriters of their over-allotment option. In connection with the IPO, a 1-for-3 reverse stock split of the Company’s common shares was consummated on July 7, 2006. All share and per share amounts related to common shares, warrants, options and restricted stock units (“RSUs”) included in these consolidated financial statements and footnotes have been restated to reflect the reverse stock split. The reverse stock split has been retroactively applied to the Company’s consolidated financial statements.

2.	BASIS OF PREPARATION AND CONSOLIDATION

These condensed consolidated financial statements include the accounts of Holdings and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with Article 10 of Regulation S-X as promulgated by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments that are normal and recurring in nature and necessary for a fair presentation of financial position and results of operations as of the end of and for the periods presented. The results of operations for any interim period are not necessarily indicative of the results for a full year.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates reflected in the Company’s financial statements include, but are not limited to:

•	The premium estimates for certain reinsurance agreements,

•	Recoverability of deferred acquisition costs,

•	The reserve for losses and loss expenses,

•	Valuation of ceded reinsurance recoverables, and

•	Determination of other-than-temporary impairment of investments.

Intercompany accounts and transactions have been eliminated on consolidation, and all entities meeting consolidation requirements have been included in the consolidation. Certain reclassifications have been made to the prior period’s amounts to conform to the current period’s presentation.

These unaudited condensed consolidated financial statements, including these notes, should be read in conjunction with the Company’s audited consolidated financials statements, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

3.	NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 157, “Fair Value Measurements” (“FAS 157”). This statement defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has determined that FAS 157 will not have a material impact on its financial statements upon its adoption for the Company’s fiscal year beginning January 1, 2008.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“FAS 159”). FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. The fair value option established will permit all entities to choose to measure eligible items at fair value at a specified election dates. An entity shall record unrealized gains and losses on items for which the fair value option has been elected through net income in the statement of operations at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of FAS 159 and its potential impact on future financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes.” Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The Company adopted the provisions FIN 48 on January 1, 2007. The adoption of FIN 48 did not have an effect on the Company’s results of operations or financial condition as of March 31, 2007.

4.	INVESTMENTS

The Company regularly reviews the carrying value of its investments to determine if a decline in value is considered to be other than temporary. This review involves consideration of several factors including: (i) the significance of the decline in value and the resulting unrealized loss position; (ii) the time period for which there has been a significant decline in value; (iii) an analysis of the issuer of the investment, including its liquidity, business prospects and overall financial position; and (iv) the Company’s intent and ability to hold the investment for a sufficient period of time for the value to recover. The identification of potentially impaired investments involves significant management judgment that includes the determination of their fair value and the assessment of whether any decline in value is other than temporary. If the decline in value is determined to be other than temporary, then the Company records a realized loss in the statement of operations in the period that it is determined.

As of March 31, 2007, the unrealized losses from the securities held in the Company’s investment portfolio were primarily the result of rising interest rates. Following the Company’s review of the securities in its investment portfolio, 302 securities were considered to be other-than-temporarily impaired for the three months ended March 31, 2007. Consequently, the Company recorded an other-than-temporary impairment charge, within net realized investment losses on the condensed consolidated statement of operations, of $9,382

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

4.	INVESTMENTS — (continued)

for the three months ended March 31, 2007. There were no similar charges recognized during the three months ended March 31, 2006.

The following table summarizes the market value of those investments in an unrealized loss position for periods less than and greater than 12 months:

	March 31, 2007		December 31, 2006
		Gross		Gross
	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses

Less than 12 months
U.S. Government and Government agencies	$45,583	$(133)	$381,989	$(2,961)
Non U.S. Government and Government agencies	56,940	(1,097)	51,330	(620)
Corporate	260,511	(1,090)	545,902	(3,115)
Mortgage backed	315,546	(1,815)	856,533	(6,243)
Asset backed	—	—	—	—

	$678,580	$(4,135)	$1,835,754	$(12,939)

More than 12 months
U.S. Government and Government agencies	$201,929	$(3,159)	$338,072	$(6,645)
Non U.S. Government and Government agencies	3,383	(72)	515	(9)
Corporate	277,561	(2,726)	316,526	(4,527)
Mortgage backed	192,018	(1,661)	389,761	(4,121)
Asset backed	—	—	107,049	(456)

	$674,891	$(7,618)	$1,151,923	$(15,758)

	$1,353,471	$(11,753)	$2,987,677	$(28,697)

5.	DEBT AND FINANCING ARRANGEMENTS

On July 21, 2006, the Company issued $500,000 aggregate principal amount of 7.50% Senior Notes due August 1, 2016 (“Senior Notes”), with interest on the Senior Notes payable on August 1 and February 1 of each year, commencing on February 1, 2007. The Senior Notes were offered by the underwriters at a price of 99.707% of their principal amount, providing an effective yield to investors of 7.542%. The Company used a portion of the proceeds from the Senior Notes to repay the outstanding amount of the existing credit agreement as well as to provide additional capital to its subsidiaries and for other general corporate purposes. As of March 31, 2007, the fair value of the Senior Notes as published by Bloomberg was 108.77% of their principal amount, providing an effective yield of 6.24%.

The Senior Notes can be redeemed by the Company prior to maturity subject to payment of a “make-whole” premium. The Company has no current expectations of calling the Senior Notes prior to maturity. The Senior Notes contain certain covenants that include: (i) limitations on liens on stock of designated subsidiaries; (ii) limitation as to the disposition of stock of designated subsidiaries; and (iii) limitations on mergers, amalgamations, consolidations or sale of assets.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

5.	DEBT AND FINANCING ARRANGEMENTS — (continued)

Events of default include: (i) the default in the payment of any interest or principal on any outstanding notes, and the continuance of such default for a period of 30 days; (ii) the default in the performance, or breach, of any of the covenants in the indenture (other than a covenant added solely for the benefit of another series of debt securities) and continuance of such default or breach for a period of 60 days after the Company has received written notice specifying such default or breach; and (iii) certain events of bankruptcy, insolvency or reorganization. Where an event of default occurs and is continuing, either the trustee of the Senior Notes or the holders of not less than 25% in principal amount of the Senior Notes may have the right to declare that all unpaid principal amounts and accrued interest then outstanding be due and payable immediately.

6.	INCOME TAXES

Certain subsidiaries of Holdings file U.S. federal income tax returns and various U.S. states income tax returns, as well as income tax returns in the United Kingdom (“U.K.”) and Ireland. Holdings’ Bermuda subsidiaries currently do not file tax returns in Bermuda. The tax years open to examination by the U.S. Internal Revenue Service for the U.S. subsidiaries are the fiscal years from 2003 to the present. The tax years open to examination by the Inland Revenue for the U.K. branches are fiscal years from 2005 to the present. The Company began operations in Ireland with the incorporation of Allied World Assurance Company (Europe) Limited on September 25, 2002, and remains subject to examinations by the Irish Revenue Commissioners for all years since the date of incorporation. To the best of the Company’s knowledge, there are no examinations pending by the U.S. Internal Revenue Service, the Inland Revenue or the Irish Revenue Commissioners.

On January 1, 2007, the Company adopted the provisions of FIN 48. As a result of the implementation of FIN 48, the Company did not record any unrecognized tax benefits or expenses. Management has deemed all material tax provisions to have a greater than 50% likelihood of being sustained based on technical merits if challenged. The Company has not recorded any interest or penalties during the three-month periods ended March 31, 2007 and 2006 and has not accrued any payment of interest and penalties at March 31, 2007 and December 31, 2006.

The Company does not expect any material unrecognized tax benefits within 12 months of January 1, 2007.

7.	SHAREHOLDERS’ EQUITY

a)  Authorized shares

The authorized share capital of the Company as of March 31, 2007 and December 31, 2006 was $10,000.

On July 11, 2006, the Company sold 8,800,000 common shares in the IPO at a public offering price of $34.00 per share. On July 19, 2006, the Company sold an additional 1,320,000 common shares at $34.00 per share in connection with the exercise in full by the underwriters of their over-allotment option. In connection with the IPO, a 1-for-3 reverse stock split of the Company’s common shares was consummated on July 7, 2006.

The issued share capital consists of the following:

	March 31,	December 31,
	2007	2006

Common shares issued and fully paid, par value $0.03 per share	60,390,269	60,287,696

Share capital at end of period	$1,812	$1,809

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

7.	SHAREHOLDERS’ EQUITY — (continued)

a)  Authorized shares — (continued)

As of March 31, 2007, there were outstanding 31,319,784 voting common shares and 29,070,485 non-voting common shares.

b)  Dividends

In March 2007, the Company declared a quarterly dividend of $0.15 per common share payable on April 5, 2007 to shareholders of record on March 20, 2007. The total dividend payable amounted to $9,052 and has been included in the condensed consolidated balance sheets.

8.	EMPLOYEE BENEFIT PLANS

a)  Employee option plan

In 2001, the Company implemented the Allied World Assurance Company Holdings, Ltd 2001 Employee Warrant Plan, which, after Holdings’ special general meeting of shareholders on June 9, 2006 and its IPO on July 11, 2006, was amended and restated and renamed the Allied World Assurance Company Holdings, Ltd Amended and Restated 2001 Employee Stock Option Plan (the “Plan”). The Plan was converted into a stock option plan as part of the IPO and the warrants that were previously granted thereunder were converted to options and remain outstanding with the same exercise price and vesting period. Under the Plan, up to 2,000,000 common shares of Holdings may be issued. These options are exercisable in certain limited conditions, expire after 10 years, and generally vest pro-rata over four years from the date of grant. During the period from November 13, 2001 to December 31, 2002, the exercise price of the options issued was $24.27 per share, after giving effect to the extraordinary dividend described below. The exercise prices of options issued subsequent to December 31, 2002 and prior to the IPO were based on the per share book value of the Company. In accordance with the Plan, the exercise prices of the options issued prior to the declaration of the extraordinary dividend in March 2005 were reduced by the per share value of the dividend declared. The exercise price of options issued subsequent to the IPO are determined by the compensation committee of the Board of Directors but shall not be less than 100% of the fair market value of the common shares of Holdings on the date the option award is granted.

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006

Outstanding at beginning of period	1,195,990	1,036,322
Granted	233,650	179,328
Exercised	(113,039)	(10,118)
Forfeited	(12,169)	(9,542)

Outstanding at end of period	1,304,432	1,195,990

Weighted average exercise price per option	$30.60	$27.59

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

8.	EMPLOYEE BENEFIT PLANS — (continued)

a)  Employee option plan — (continued)

The following table summarizes the exercise prices for outstanding employee stock options as of March 31, 2007.

		Weighted Average		Intrinsic Value
	Options	Remaining	Options	on Options
Exercise Price Range	Outstanding	Contractual Life	Exercisable	Exercisable

$23.61 - $26.94	456,083	5.21	450,914	8,352
$28.08 - $31.47	416,536	7.88	187,376	2,491
$31.77 - $35.01	192,663	7.93	80,710	809
$41.00 - $43.61	239,150	9.77	—	—

	1,304,432		719,000	11,652

Prior to the second quarter of 2006, the calculation of the compensation expense associated with the options had been made by reference to the book value per share of the Company as of the end of each period, and was deemed to be the difference between such book value per share and the exercise price of the individual options. The book value of the Company approximated its fair value. The fair value of each option granted was determined at June 30, 2006 using the Black-Scholes option-pricing model. Although the IPO was subsequent to June 30, 2006, the best estimate of the fair value of the common shares at that time was the IPO price of $34.00 per share. This amount was used in the model for June 30, 2006, and the Plan was accounted for as a “liability plan” in accordance with FAS No. 123(R),“Share Based Payment” (“FAS 123(R)”).

The combined amendment to the Plan and the IPO constituted a “modification” to the Plan in accordance with FAS 123(R). Accordingly, the options outstanding at the time of the IPO were revalued using the Black-Scholes option-pricing model. The amendment to the Plan qualifies it as an “equity plan” in accordance with FAS 123(R) and as such, associated liabilities at the time of the modification have been, and future compensation expenses will be, included in additional paid-in capital on the consolidated balance sheets.

Assumptions used in the option-pricing model for the options revalued at the time of the IPO, and for those issued subsequent to the IPO are as follows:

			Options Granted
	Options Revalued	Options Granted After	During the Three
	as Part of the IPO	the IPO and Prior to	Months Ended
	July 11, 2006	December 31, 2006	March 31, 2007

Expected term of option	6.25 years	6.25 years	6.25 years
Weighted average risk-free interest rate	5.11%	4.64%	4.60%
Expected volatility	23.44%	23.68%	23.14%
Dividend yield	1.50%	1.50%	1.50%
Weighted average fair value on grant date	$11.08	$11.34	$12.08

There is limited historical data available for the Company to base the expected term of the options. As these options are considered to have standard characteristics, the Company has used the simplified method to determine the expected life as set forth in the SEC’s Staff Accounting Bulletin 107. Likewise, as the Company became a public company in July 2006, there is limited historical data available to it on which to base the volatility of its common shares. As such, the Company used the average of five volatility statistics from comparable companies in order to derive the volatility values above. The Company has assumed a nil

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

8.	EMPLOYEE BENEFIT PLANS — (continued)

a)  Employee option plan — (continued)

forfeiture rate in determining the compensation expense. This assumption implies that all outstanding options are expected to fully vest over the vesting periods.

Compensation costs of $689 and nil relating to the options have been included in general and administrative expenses in the Company’s condensed consolidated statements of operations for the three months ended March 31, 2007 and 2006, respectively. As of March 31, 2007 and December 31, 2006, the Company recorded in additional paid-in capital on the condensed consolidated balance sheets an amount of $9,794 and $9,349, respectively, in connection with all options granted.

As of March 31, 2007, there was remaining $6,221 of total unrecognized compensation costs related to non-vested options granted under the Plan. These costs are expected to be recognized over a weighted-average period of 1.7 years. The total intrinsic value of options exercised during the three months ended March 31, 2007 was $2,050.

b)  Stock incentive plan

On February 19, 2004, the Company implemented the Allied World Assurance Holdings, Ltd 2004 Stock Incentive Plan which, after Holdings’ special general meeting of shareholders on June 9, 2006 and the IPO on July 11, 2006, was amended and restated and renamed the Allied World Assurance Company Holdings, Ltd Amended and Restated 2004 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan provides for grants of restricted stock, RSUs, dividend equivalent rights and other equity-based awards. A total of 2,000,000 common shares may be issued under the Stock Incentive Plan. To date only RSUs have been granted. These RSUs generally vest in the fourth or fifth year from the original grant date, or pro-rata over four years from the date of the grant.

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006

Outstanding RSUs at beginning of period	704,372	127,163
RSUs granted	186,558	586,708
RSUs fully vested	(33,957)	(1,666)
RSUs forfeited	(19,917)	(7,833)

Outstanding RSUs at end of period	837,056	704,372

For those RSUs outstanding at the time of the amendment, the modification to the Stock Incentive Plan required a revaluation of the RSUs based on the fair market value of the common shares at the time of the IPO. The vesting period remained the same. The compensation expense for the RSUs on a going-forward basis is based on the fair market value per common share of the Company as of the respective grant dates and is recognized over the vesting period. The modification of the Stock Incentive Plan changed the accounting from a liability plan to an equity plan in accordance with FAS 123(R). As such, all accumulated amounts due under the Stock Incentive Plan were transferred to additional paid-in capital on the consolidated balance sheet.

Compensation costs of $1,987 and $407 relating to the issuance of the RSUs have been recognized in the Company’s consolidated statements of operations for the three months ended March 31, 2007 and 2006, respectively.

As of March 31, 2007 and December 31, 2006, the Company has recorded $6,952 and $5,031, respectively, in additional paid-in capital on the consolidated balance sheets in connection with the RSUs awarded. As of March 31, 2007, there was remaining $24,345 of total unrecognized compensation costs

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

8.	EMPLOYEE BENEFIT PLANS — (continued)

b)  Stock incentive plan — (continued)

related to non-vested RSUs awarded. These costs are expected to be recognized over a weighted-average period of 3.2 years.

c)  Long-term incentive plan

On May 22, 2006, the Company implemented the Long-Term Incentive Plan (“LTIP”), which provides for performance based equity awards to key employees in order to promote the long-term growth and profitability of the Company. Each award represents the right to receive a number of common shares in the future, based upon the achievement of established performance criteria during the applicable three-year performance period. A total of 2,000,000 common shares may be issued under the LTIP. To date, 590,834 of these performance based equity awards have been granted. The awards granted in 2007 and 2006 will vest after the fiscal year ending December 31, 2009 and 2008, respectively, in accordance with the terms and performance conditions of the LTIP.

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006

Outstanding LTIP awards at beginning of period	228,334	—
LTIP awards granted	382,500	228,334
LTIP awards subjected to accelerated vesting	(20,000)	—
LTIP awards forfeited	—	—

Outstanding LTIP awards at end of period	590,834	228,334

Compensation expense of $3,640 and nil has been recognized in the Company’s consolidated financial statements for the three months ended March 31, 2007 and 2006, respectively. The compensation expense for the LTIP is based on the fair market value of the Company’s common shares at the time of grant. For 2006, the Company’s IPO price per share of $34.00 was used. The LTIP is deemed to be an equity plan and as such, $7,522 and $3,882 has been included in additional paid-in capital on the condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006, respectively. As of March 31, 2007, there was remaining $29,024 of total unrecognized compensation costs related to non-vested LTIP awards. These costs are expected to be recognized over a weighted-average period of 2.4 years.

In calculating the compensation expense, and in the determination of share equivalents for the purpose of calculating diluted earnings per share, it is estimated that the maximum performance goals as set by the LTIP are likely to be achieved over the performance period. The performance period for the LTIP awards issued in 2007 and 2006 is defined as the three consecutive fiscal-year period beginning January 1, 2007 and 2006, respectively. The expense is recognized over the performance period.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

9.	EARNINGS PER SHARE

The following table sets forth the comparison of basic and diluted earnings per share:

	Three Months Ended
	March 31,
	2007	2006

Basic earnings per share
Net income	$113,921	$98,121
Weighted average common shares outstanding	60,333,209	50,162,842

Basic earnings per share	$1.89	$1.96

	Three Months Ended
	March 31,
	2007	2006

Diluted earnings per share
Net income	$113,921	$98,121
Weighted average common shares outstanding	60,333,209	50,162,842
Share equivalents:
Warrants and options	1,366,365	109,267
Restricted stock units	316,544	213,447
LTIP awards	191,823	—

Weighted average common shares and common share equivalents outstanding — diluted	62,207,941	50,485,556

Diluted earnings per share	$1.83	$1.94

For the three-month period ended March 31, 2007, 215,650 employee stock options were considered antidilutive and were therefore excluded from the calculation of the diluted earnings per share. For the three-month period ended March 31, 2006, all common share equivalents, consisting of warrants issued to certain of the Company’s founding shareholders and stock option, RSU and LTIP awards, were considered dilutive and have been included in the calculation of the diluted earnings per share.

10.	LEGAL PROCEEDINGS

On or about November 8, 2005, the Company received a Civil Investigative Demand (“CID”) from the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas relating to an investigation into (1) the possibility of restraint of trade in one or more markets within the State of Texas arising out of our business relationships with American International Group, Inc. (“AIG”) and The Chubb Corporation (“Chubb”), and (2) certain insurance and insurance brokerage practices, including those relating to contingent commissions and false quotes, which are also the subject of industry-wide investigations and class action litigation. The CID also sought information regarding (i) contingent commission, placement service or other agreements that the Company may have had with brokers or producers, and (ii) the possibility of the provision of any non-competitive bids by the Company in connection with the placement of insurance. In April 2007, the Company reached a settlement of all matters under investigation by the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas. This settlement amounted to $2,100 which had been reserved for and included in general and administrative expenses in the consolidated statement of operations and comprehensive income for the year ended December 31, 2006. This amount was paid to the State of Texas on April 16, 2007.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

10.	LEGAL PROCEEDINGS — (continued)

On April 4, 2006, a complaint was filed in the U.S. District Court for the Northern District of Georgia (Atlanta Division) by a group of several corporations and certain of their related entities in an action entitled New Cingular Wireless Headquarters, LLC et al, as plaintiffs, against certain defendants, including Marsh & McLennan Companies, Inc., Marsh Inc. and Aon Corporation, in their capacities as insurance brokers, and 78 insurers, including Holdings’ insurance subsidiary in Bermuda, Allied World Assurance Company, Ltd.

The action generally relates to broker defendants’ placement of insurance contracts for plaintiffs with the 78 insurer defendants. Plaintiffs maintain that the defendants used a variety of illegal schemes and practices designed to, among other things, allocate customers, rig bids for insurance products and raise the prices of insurance products paid by the plaintiffs. In addition, plaintiffs allege that the broker defendants steered policyholders’ business to preferred insurer defendants. Plaintiffs claim that as a result of these practices, policyholders either paid more for insurance products or received less beneficial terms than the competitive market would have charged. The eight counts in the complaint allege, among other things, (i) unreasonable restraints of trade and conspiracy in violation of the Sherman Act, (ii) violations of the Racketeer Influenced and Corrupt Organizations Act, or RICO, (iii) that broker defendants breached their fiduciary duties to plaintiffs, (iv) that insurer defendants participated in and induced this alleged breach of fiduciary duty, (v) unjust enrichment, (vi) common law fraud by broker defendants and (vii) statutory and consumer fraud under the laws of certain U.S. states. Plaintiffs seek equitable and legal remedies, including injunctive relief, unquantified consequential and punitive damages, and treble damages under the Sherman Act and RICO. On October 16, 2006, the Judicial Panel on Multidistrict Litigation ordered that the litigation be transferred to the U.S. District Court for the District of New Jersey for inclusion in the coordinated or consolidated pretrial proceedings occurring in that court. Neither Allied World Assurance Company, Ltd nor any of the other defendants have responded to the complaint. Written discovery has begun but has not been completed. As a result of the court granting motions to dismiss in the related putative class action proceeding, prosecution of this case is currently stayed pending the court’s analysis of any amended pleading filed by the class action plaintiffs. While this matter is in an early stage, and it is not possible to predict its outcome, the Company does not currently believe that the outcome will have a material adverse effect on the Company’s operations or financial position.

11.	SEGMENT INFORMATION

The determination of reportable segments is based on how senior management monitors the Company’s underwriting operations. The Company measures the results of its underwriting operations under three major business categories, namely property insurance, casualty insurance and reinsurance. All product lines fall within these classifications.

The property segment includes the insurance of physical property and energy-related risks. These risks generally relate to tangible assets and are considered “short-tail” in that the time from a claim being advised to the date when the claim is settled is relatively short. The casualty segment includes the insurance of general liability risks, professional liability risks and healthcare risks. Such risks are “long-tail” in nature since the emergence and settlement of a claim can take place many years after the policy period has expired. The reinsurance segment includes any reinsurance of other companies in the insurance and reinsurance industries. The Company writes reinsurance on both a treaty and facultative basis.

Responsibility and accountability for the results of underwriting operations are assigned by major line of business on a worldwide basis. Because the Company does not manage its assets by segment, investment income, interest expense and total assets are not allocated to individual reportable segments.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

11.	SEGMENT INFORMATION — (continued)

Management measures results for each segment on the basis of the “loss and loss expense ratio”, “acquisition cost ratio”, “general and administrative expense ratio” and the “combined ratio”. The “loss and loss expense ratio” is derived by dividing net losses and loss expenses by net premiums earned. The “acquisition cost ratio” is derived by dividing acquisition costs by net premiums earned. The “general and administrative expense ratio” is derived by dividing general and administrative expenses by net premiums earned. The “combined ratio” is the sum of the loss and loss expense ratio, the acquisition cost ratio and the general and administrative expense ratio.

The following table provides a summary of the segment results for the three months ended March 31, 2007 and 2006.

Three Months Ended March 31, 2007	Property	Casualty	Reinsurance	Total

Gross premiums written	$101,865	$125,189	$211,352	$438,406
Net premiums written	46,132	100,645	211,067	357,844
Net premiums earned	44,491	124,409	117,666	286,566
Net losses and loss expenses	(6,865)	(90,367)	(68,763)	(165,995)
Acquisition costs	(332)	(6,038)	(22,826)	(29,196)
General and administrative expenses	(7,757)	(15,307)	(10,139)	(33,203)

Underwriting income	29,537	12,697	15,938	58,172
Net investment income				72,648
Net realized investment losses				(6,484)
Interest expense				(9,374)
Foreign exchange loss				(32)

Income before income taxes				$114,930

Loss and loss expense ratio	15.4%	72.6%	58.4%	57.9%
Acquisition cost ratio	0.8%	4.9%	19.4%	10.2%
General and administrative expense ratio	17.4%	12.3%	8.6%	11.6%

Combined ratio	33.6%	89.8%	86.4%	79.7%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share and per share amounts)

11.	SEGMENT INFORMATION — (continued)

Three Months Ended March 31, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$119,819	$130,494	$247,807	$498,120
Net premiums written	67,197	114,194	246,112	427,503
Net premiums earned	49,102	131,982	127,859	308,943
Net losses and loss expenses	(33,319)	(97,603)	(75,038)	(205,960)
Acquisition costs	1,481	(9,319)	(28,634)	(36,472)
General and administrative expenses	(5,115)	(9,862)	(5,345)	(20,322)

Underwriting income	12,149	15,198	18,842	46,189
Net investment income				62,001
Net realized investment losses				(5,236)
Interest expense				(6,451)
Foreign exchange loss				(545)

Income before income taxes				$95,958

Loss and loss expense ratio	67.9%	73.9%	58.7%	66.7%
Acquisition cost ratio	(3.0)%	7.1%	22.4%	11.8%
General and administrative expense ratio	10.4%	7.5%	4.2%	6.6%

Combined ratio	75.3%	88.5%	85.3%	85.1%

The following table shows an analysis of the Company’s net premiums written by geographic location of the Company’s subsidiaries for the three months ended March 31, 2007 and 2006. All inter-company premiums have been eliminated.

	Three Months Ended
	March 31,
	2007	2006

Bermuda	$290,602	$356,390
United States	22,910	22,051
Europe	44,332	49,062

Total net premium written	$357,844	$427,503

12.	SUBSEQUENT EVENT

On May 8, 2007, the Company declared a quarterly dividend of $0.15 per common share, payable on June 14, 2007 to shareholders of record on May 29, 2007.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Form 10-Q. References in this Form 10-Q to the terms “we,” “us,” “our,” “our company,” “the company” or other similar terms mean the consolidated operations of Allied World Assurance Company Holdings, Ltd and its subsidiaries, unless the context requires otherwise. References in this Form 10-Q to the term “Holdings” means Allied World Assurance Company Holdings, Ltd only.

Note on Forward-Looking Statement

This Form 10-Q and other publicly available documents may include, and our officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. These projections and statements may address, among other things, our strategy for growth, product development, financial results and reserves. Actual results and financial condition may differ, possibly materially, from these projections and statements and therefore you should not place undue reliance on them. Factors that could cause our actual results to differ, possibly materially, from those in the specific projections and statements are discussed throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations and in “Risk Factors” in Item 1A. of Part I of our 2006 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 19, 2007. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Overview

Our Business

We write a diversified portfolio of property and casualty insurance and reinsurance lines of business internationally through our insurance subsidiaries or branches based in Bermuda, the United States, Ireland and the United Kingdom. We manage our business through three operating segments: property, casualty and reinsurance. As of March 31, 2007, we had $8.1 billion of total assets, $2.4 billion of shareholders’ equity and $2.9 billion of total capital, which includes shareholders’ equity and senior notes.

During the first three months of 2007, we have seen rate declines and increased competition across all of our operating segments. Increased competition results from increased capacity in the insurance and reinsurance marketplaces. We believe the trend of increased capacity and decreasing rates will continue during the remainder of 2007. We continue to be selective in the policies and reinsurance contracts we underwrite. As such, our consolidated gross premiums written decreased $59.7 million, or 12.0%, for the three months ended March 31, 2007 compared to the three months ended March 31, 2006. We capitalized on growth opportunities provided by our U.S. distribution platform, which partially offset the decline in gross premiums written. During the three months ended March 31, 2007, gross premiums written by our U.S. subsidiaries increased by $8.4 million or 34.7% compared to the three months ended March 31, 2006. Our net income for the three months ended March 31, 2007 increased $15.8 million, or 16.1%, to $113.9 million for the three months ended March 31, 2007 compared to $98.1 million for the three months ended March 31, 2006. Net income for the three months ended March 31, 2007 included net investment income of $72.6 million compared to $62.0 million for the three months ended March 31, 2006.

Our direct insurance business (consisting of our property and casualty segments) grew to 51.8% of our business mix on a gross premiums written basis, compared to 50.3% for the three months ended March 31, 2006. Our property, casualty and reinsurance segments made up 23.2%, 28.6% and 48.2%, respectively, of gross premiums written for the three months ended March 31, 2007 compared to 24.1%, 26.2% and 49.7%, respectively, for the three months ended March 31, 2006.

Relevant Factors

Revenues

We derive our revenues primarily from premiums on our insurance policies and reinsurance contracts, net of any reinsurance or retrocessional coverage purchased. Insurance and reinsurance premiums are a function of the amounts and types of policies and contracts we write, as well as prevailing market prices. Our prices are determined before our ultimate costs, which may extend far into the future, are known. In addition, our revenues include income generated from our investment portfolio, consisting of net investment income and net realized gains or losses. Our investment portfolio is currently comprised primarily of fixed maturity investments, the income from which is a function of the amount of invested assets and relevant interest rates.

Expenses

Our expenses consist largely of net losses and loss expenses, acquisition costs and general and administrative expenses. Net losses and loss expenses are comprised of paid losses and reserves for losses less recoveries from reinsurers. Losses and loss expense reserves are estimated by management and reflect our best estimate of ultimate losses and costs arising during the reporting period and revisions of prior period estimates. In accordance with accounting principles generally accepted in the United States of America, we reserve for catastrophic losses as soon as the loss event is known to have occurred. Acquisition costs consist principally of commissions and brokerage fees that are typically a percentage of the premiums on insurance policies or reinsurance contracts written, net of any commissions received by us on risks ceded to reinsurers. General and administrative expenses include personnel expenses including stock-based compensation charges, rent expense, professional fees, information technology costs and other general operating expenses. We are experiencing increases in general and administrative expenses resulting from additional staff, increased stock-based compensation expense, increased rent expense for our new Bermuda premises and additional amortization expense for building-related and infrastructure expenditures. We believe this trend will continue during the remainder of 2007.

Critical Accounting Policies

It is important to understand our accounting policies in order to understand our financial position and results of operations. Our condensed consolidated financial statements reflect determinations that are inherently subjective in nature and require management to make assumptions and best estimates to determine the reported values. If events or other factors cause actual results to differ materially from management’s underlying assumptions or estimates, there could be a material adverse effect on our financial condition or results of operations. We believe that some of the more critical judgments in the areas of accounting estimates and assumptions that affect our financial condition and results of operations are related to reserves for losses and loss expenses, reinsurance recoverables, premiums and acquisition costs and other-than-temporary impairment of investments. For a detailed discussion of our critical accounting policies, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC. There were no material changes in the application of our critical accounting estimates subsequent to that report.

Results of Operations

The following table sets forth our selected consolidated statement of operations data for each of the periods indicated.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Gross premiums written	$438.4	$498.1

Net premiums written	357.8	427.5

Net premiums earned	286.6	308.9
Net investment income	72.6	62.0
Net realized investment (losses)	(6.5)	(5.2)

	$352.7	$365.7

Net losses and loss expenses	$166.0	$206.0
Acquisition costs	29.2	36.5
General and administrative expenses	33.2	20.3
Interest expense	9.4	6.5
Foreign exchange loss	—	0.5

	$237.8	$269.8

Income before income taxes	$114.9	$95.9
Income tax expense (recovery)	1.0	(2.2)

Net income	$113.9	$98.1

Ratios
Loss and loss expense ratio	57.9%	66.7%
Acquisition cost ratio	10.2	11.8
General and administrative expense ratio	11.6	6.6
Expense ratio	21.8	18.4
Combined ratio	79.7	85.1

Comparison of Three Months Ended March 31, 2007 and 2006

Premiums

Gross premiums written decreased by $59.7 million, or 12.0%, for the three months ended March 31, 2007 compared to the three months ended March 31, 2006. The decrease was primarily the result of a reduction in the amount of upward adjustments to premium estimates for our reinsurance segment, non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions) and increased competition and decreasing rates for new and renewal business. This was most noticeable for our Bermuda operating subsidiary where gross premiums written decreased $63.9 million, or 16.1%, from $398.1 million for the three months ended March 31, 2006 to $334.2 million for the three months ended March 31, 2007. Net adjustments on estimated premiums resulted in a reduction in gross premiums written of approximately $1.1 million during the three months ended March 31, 2007 compared to a net increase of approximately $36.7 million for the three months ended March 31, 2006. Net adjustments on estimated premiums related to treaties written in prior periods. As our historical experience develops, we may have fewer or smaller adjustments to our estimated premiums. European gross premiums written also decreased by $4.2 million, or 5.5%, primarily due to non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions). The decrease in gross premiums written from our Bermuda and European operating subsidiaries was partially offset by new business written and an increase in gross premiums written for our U.S. operating subsidiaries of $8.4 million, or 34.7%, from $24.2 million for the three months ended March 31, 2006 to $32.6 million for the three months ended March 31, 2007. The increase in gross premiums written for our U.S. operations was a result of increased marketing efforts and additional staff in our expanded U.S. platform.

We employ a regional distribution strategy in the United States via wholesalers and brokers targeting middle-market clients. We believe that this business will be complementary to our current casualty and property direct insurance business produced through Bermuda and European markets, which primarily focus on underwriting risks for Fortune 1000 and large multi-national clients with complex insurance needs. The table below illustrates our gross premiums written by geographic location for the three months ended March 31, 2007 and 2006.

	Three Months
	Ended March 31,		Dollar	Percentage
	2007	2006	Change	Change
		($ in millions)

Bermuda	$334.2	$398.1	$(63.9)	(16.1)%
Europe	71.6	75.8	(4.2)	(5.5)
United States	32.6	24.2	8.4	34.7

	$438.4	$498.1	$(59.7)	(12.0)%

Net premiums written decreased by $69.7 million, or 16.3%, for the three months ended March 31, 2007 compared to the three months ended March 31, 2006, a higher percentage decrease than that of gross premiums written. The difference between gross and net premiums written is the cost to us of purchasing reinsurance, both on a proportional and a non-proportional basis, including the cost of property catastrophe reinsurance coverage. We ceded 18.4% of gross premiums written for the three months ended March 31, 2007 compared to 14.2% for the same period in 2006. In our property segment, we ceded 54.7% of gross premiums written for the three months ended March 31, 2007 compared to 43.9% for the three months ended March 31, 2006. In our casualty segment, we ceded 19.6% of gross premiums written for the three months ended March 31, 2007 compared to 12.5% for the three months ended March 31, 2006. We have increased the amount we ceded as we have been able to obtain adequate protection at cost-effective levels and in order to reduce the overall volatility of our insurance operations.

Net premiums earned decreased by $22.3 million, or 7.2%, for the three months ended March 31, 2007 compared to the three months ended March 31, 2006 as a result of lower net premiums written. Net premiums earned for the three months ended March 31, 2007 was reduced by $10.5 million due to the cost of our property catastrophe reinsurance protection compared to $4.5 million during the three months ended March 31, 2006. The reduction in the amount of upward adjustments to premium estimates for our reinsurance segment also caused net premiums earned to decrease. Since adjustments on estimated premiums relate to prior years’ treaties, a larger portion of the associated premiums written are earned. The percentage decrease in net premiums earned was lower than that of net premiums written due to the continued earning of higher net premiums that were written prior to the three months ended March 31, 2007.

We evaluate our business by segment, distinguishing between property insurance, casualty insurance and reinsurance. The following chart illustrates the mix of our business on a gross premiums written basis and net premiums earned basis.

	Gross		Net
	Premiums		Premiums
	Written		Earned
	Three Months Ended March 31,
	2007	2006	2007	2006

Property	23.2%	24.1%	15.5%	15.9%
Casualty	28.6	26.2	43.4	42.7
Reinsurance	48.2	49.7	41.1	41.4

The increase in the percentage of casualty gross premiums written reflects the continued growth of our U.S. operations, where casualty gross premiums written increased by $3.8 million, or 19.9%. The percentage of property net premiums earned was considerably less than for gross premiums written because we cede a larger portion of our property business compared to casualty and reinsurance.

Net Investment Income and Realized Gains/Losses

Our invested assets are managed by two investment mangers affiliated with The Goldman Sachs Group, Inc., one of our principal shareholders. We also have investments in one hedge fund managed by a subsidiary of American International Group, Inc. (“AIG”). Our primary investment objective is the preservation of capital. A secondary objective is obtaining returns commensurate with a benchmark, primarily defined as 35% of the Lehman U.S. Government Intermediate Index, 40% of the Lehman Corp. 1-5 year A3/A- or Higher Index and 25% of the Lehman Securitized Index. We adopted this benchmark effective January 1, 2006.

Investment income is principally derived from interest and dividends earned on investments, partially offset by investment management fees and fees paid to our custodian bank. Net investment income earned during the three months ended March 31, 2007 was $72.6 million, compared to $62.0 million during the three months ended March 31, 2006. The $10.6 million, or 17.2%, increase was primarily the result of an approximate 21.7% increase in average aggregate invested assets from March 31, 2006 to March 31, 2007. Our aggregate invested assets grew due to positive operating cash flows, as well as the proceeds received from our initial public offering in July 2006. Offsetting this increase was a reduction in income from our hedge fund investments. We received an annual dividend of $2.1 million and $8.4 million from an investment in a high-yield bond fund during the three-month period ended March 31, 2007 and 2006, respectively. In addition, during the three months ended March 31, 2006, we received distributions of approximately $3.9 million in dividends-in-kind from three of our hedge funds based on the final 2005 asset values. Effective January 1, 2006, our class of shares or the rights and preferences of our class of shares changed, and as a result, we no longer receive dividends from these hedge funds. Investment management fees of $1.4 million and $1.2 million were incurred during the three months ended March 31, 2007 and 2006, respectively.

The annualized period book yield of the investment portfolio for the three months ended March 31, 2007 and 2006 was 4.7% and 4.3%, respectively. The increase in yield was primarily the result of increases in prevailing market interest rates over the past year. We continue to maintain a conservative investment posture. As of March 31, 2007, approximately 99% of our fixed income investments (which included individually held securities and securities held in a high-yield bond fund) consisted of investment grade securities. The average credit rating of our fixed income portfolio was AA as rated by Standard & Poor’s and Aa2 as rated by Moody’s Investors Service, with an average duration of approximately 2.9 years as of March 31, 2007.

The following table shows the components of net realized investment (losses).

	Three Months Ended March 31,
	2007	2006
	($ in millions)

Net (loss) on fixed income investments	$(6.5)	$(5.7)
Net gain on interest rate swaps	—	0.5

Net realized investment (losses)	$(6.5)	$(5.2)

During the three months ended March 31, 2007, the net loss on fixed income investments included a write-down of approximately $9.4 million related to declines in the market value of securities in our available for sale portfolio which were considered to be other than temporary. The declines in market value on these securities were solely due to changes in interest rates. During the three months ended March 31, 2006, no declines in the market value of investments were considered to be other than temporary.

Net Losses and Loss Expenses

Net losses and loss expenses incurred comprise three main components:

•	losses paid, which are actual cash payments to insureds, net of recoveries from reinsurers;

•	outstanding loss or case reserves, which represent management’s best estimate of the likely settlement amount for known claims, less the portion that can be recovered from reinsurers; and

•	IBNR reserves, which are reserves established by us for claims that are not yet reported but can reasonably be expected to have occurred based on industry information, management’s experience and actuarial evaluation. The portion recoverable from reinsurers is deducted from the gross estimated loss.

Net losses and loss expenses decreased by $40.0 million, or 19.4%, to $166.0 million for the three months ended March 31, 2007 from $206.0 million for the three months ended March 31, 2006. The primary reasons for the reduction in these expenses were favorable prior year loss development and lower earned premiums during the three months ended March 31, 2007 compared to the three months ended March 31, 2006. Because our net exposures tend to vary with net premiums earned, lower net premiums earned will reduce the ultimate loss reserve amount, and therefore, reduce the loss and loss expenses incurred. We were not exposed to any significant catastrophes during the three months ended March 31, 2007 and 2006. We have incurred approximately $3.7 million of reported losses, net of reinsurance from Windstorm Kyrill during the three months ended March 31, 2007. We expect that our ultimate total losses from Windstorm Kyrill will not exceed $10.0 million, net of reinsurance recoverable.

We recorded net favorable development related to prior years of approximately $26.1 million and nil during the three months ended March 31, 2007 and 2006, respectively. The following is a breakdown of the major factors contributing to the net favorable development for the three months ended March 31, 2007:

•	Net favorable development of $13.3 million, excluding catastrophes, for our property segment was primarily the result of general property business actual loss emergence being lower than the initial expected loss emergence for the 2006 accident year.

•	Net favorable development of $12.6 million related to Hurricanes Katrina, Rita and Wilma. As of March 31, 2007, we estimated our net losses related to Hurricanes Katrina, Rita and Wilma to be $443.4 million, which was a reduction from our original estimate of $456.0 million.

•	Net favorable development of $1.0 million primarily due to additional recoveries under our property catastrophe reinsurance protection related to Hurricane Frances.

•	Net unfavorable development of $0.7 million for our casualty segment, which included net unfavorable development of $27.8 million for accident years 2002 and 2005 due to a higher incidence of reported losses in our 2002 professional liability business and our 2005 general casualty business. This was offset by net favorable development of $27.1 million in our general casualty, professional liability and healthcare business due to actual loss emergence being lower than the initial expected loss emergence for the 2003 and 2004 accident years.

We have estimated our net losses from catastrophes based on actuarial analysis of claims information received to date, industry modeling and discussions with individual insureds and reinsureds. Accordingly, actual losses may vary from those estimated and will be adjusted in the period in which further information becomes available.

The loss and loss expense ratio for the three months ended March 31, 2007 was 57.9%, compared to 66.7% for the three months ended March 31, 2006. Net favorable development recognized in the three months ended March 31, 2007 reduced the loss and loss expense ratio by 9.1 percentage points. Thus, the loss and loss expense ratio related to the current period’s business was 67.0%. Comparatively, no prior year loss development was recognized for the three months ended March 31, 2006, thus the loss and loss expense ratio of 66.7% related solely to that period’s business.

The following table shows the components of the decrease in net losses and loss expenses of $40.0 million for the three months ended March 31, 2007 from the three months ended March 31, 2006.

	Three Months Ended
	March 31,		Dollar
	2007	2006	Change
	($ in millions)

Net losses paid	$119.2	$138.4	$(19.2)
Net change in reported case reserves	(21.0)	(11.8)	(9.2)
Net change in IBNR	67.8	79.4	(11.6)

Net losses and loss expenses	$166.0	$206.0	$(40.0)

Net losses paid have decreased $19.2 million, or 13.9%, to $119.2 million for the three months ended March 31, 2007 primarily due to lower claim payments relating to the 2004 and 2005 windstorms than the amount paid during the three months ended March 31, 2006. During the three months ended March 31, 2007, $35.4 million of net losses were paid in relation to the 2004 and 2005 windstorms compared to $85.4 million during the three months ended March 31, 2006. During the three months ended March 31, 2007, we recovered $9.4 million on our property catastrophe reinsurance protection in relation to losses paid as a result of Hurricanes Katrina and Rita compared to $17.2 million for the three months ended March 31, 2006.

The decrease in reported case reserves was due to continued payments on the 2004 and 2005 windstorms during the three months ended March 31, 2007.

The decrease in IBNR for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006 was primarily due to net favorable loss development and a reduction in business written.

The table below is a reconciliation of the beginning and ending reserves for losses and loss expenses for the three months ended March 31, 2007 and 2006. Losses incurred and paid are reflected net of reinsurance recoverables.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Net reserves for losses and loss expenses, January 1	$2,947.9	$2,689.1
Incurred related to:
Current period non-catastrophe	192.2	206.0
Current period property catastrophe	—	—
Prior period non-catastrophe	(12.6)	—
Prior period property catastrophe	(13.6)	—

Total incurred	$166.0	$206.0
Paid related to:
Current period non-catastrophe	0.8	0.9
Current period property catastrophe	—	—
Prior period non-catastrophe	83.0	52.1
Prior period property catastrophe	35.4	85.4

Total paid	$119.2	$138.4
Foreign exchange revaluation	0.4	0.2

Net reserve for losses and loss expenses, March 31	2,995.1	2,756.9
Losses and loss expenses recoverable	668.1	664.0

Reserve for losses and loss expenses, March 31	$3,663.2	$3,420.9

Acquisition Costs

Acquisition costs are comprised of commissions, brokerage fees and insurance taxes. Commissions and brokerage fees are usually calculated as a percentage of premiums and depend on the market and line of business. Acquisition costs are reported after (1) deducting commissions received on ceded reinsurance, (2) deducting the part of acquisition costs relating to unearned premiums and (3) including the amortization of previously deferred acquisition costs.

Acquisition costs were $29.2 million for the three months ended March 31, 2007 compared to $36.5 million for the three months ended March 31, 2006. Acquisition costs as a percentage of net premiums earned were 10.2% for the three months ended March 31, 2007, compared to 11.8% for the same period in 2006. The decrease in this rate was primarily due to an increase in ceded premiums, which increased our ceding commissions, during the three months ended March 31, 2007 compared to the same period in 2006, as well as a reduction in the commissions paid to IPCRe Underwriting Services Limited (“IPCUSL”) as our underwriting agency agreement with them was terminated in December 2006.

General and Administrative Expenses

General and administrative expenses increased by $12.9 million, or 63.5%, for the three months ended March 31, 2007 compared to the same period in 2006. The following is a breakdown of the major factors contributing to the increase:

•	Salary and employee welfare costs increased approximately $9.2 million. This included stock-based compensation costs incurred of $6.3 million for the three months ended March 31, 2007 compared to $0.4 million for the three months ended March 31, 2006. We also increased the number of staff by approximately 20%.

•	Rent and amortization of leaseholds and furniture and fixtures increased by approximately $1.2 million due to our new offices in Bermuda and Boston.

•	Information technology costs increased by approximately $1.1 million due to the amortization of hardware and software as well as consulting costs required as part of the development of our technological infrastructure.

Our general and administrative expense ratio was 11.6% for the three months ended March 31, 2007, which was higher than 6.6% for the three months ended March 31, 2006, primarily as a result of personnel and building and related expenses increasing relative to declining net premiums earned.

Our expense ratio was 21.8% for the three months ended March 31, 2007 compared to 18.4% for the three months ended March 31, 2006. The increase resulted primarily from increased general and administrative expenses, offset by a decrease in our acquisition costs.

Interest Expense

Interest expense increased $2.9 million, or 44.6%, to $9.4 million for the three months ended March 31, 2007 from $6.5 million for the three months ended March 31, 2006. Interest expense incurred during the three months ended March 31, 2007 represented one quarter of the annual interest expense on the senior notes, which bear interest at an annual rate of 7.50%.

Interest expense for the three months ended March 31, 2006 related to our $500.0 million seven-year term loan secured in March 2005. This loan was repaid in full during the three months ended September 30, 2006, using a portion of the proceeds from both our initial public offering (“IPO”), including the exercise in full by the underwriters of their over-allotment option, and the issuance of $500.0 million aggregate principal amount of senior notes. Interest on the term loan was based on LIBOR plus an applicable margin.

Net Income

Net income for the three months ended March 31, 2007 was $113.9 million compared to net income of $98.1 million for the three months ended March 31, 2006. The increase was primarily the result of favorable prior year loss development, as well as increased net investment income, which more than offset the reduction in net premiums earned. Net income for the three months ended March 31, 2007 included a small net foreign exchange loss and income tax expense of $1.0 million. Net income for the three months ended March 31, 2006 included a net foreign exchange loss of $0.5 million and an income tax recovery of $2.2 million.

Underwriting Results by Operating Segments

Our company is organized into three operating segments:

Property Segment.  Our property segment includes the insurance of physical property and business interruption coverage for commercial property and energy-related risks. We write solely commercial coverages and focus on the insurance of primary risk layers. This means that we are typically part of the first group of insurers that cover a loss up to a specified limit.

Casualty Segment.  Our casualty segment specializes in insurance products providing coverage for general and product liability, professional liability and healthcare liability risks. We focus primarily on insurance of excess layers, where we insure the second and/or subsequent layers of a policy above the primary layer. Our direct casualty underwriters provide a variety of specialty insurance casualty products to large and complex organizations around the world.

Reinsurance Segment.  Our reinsurance segment includes the reinsurance of property, general casualty, professional liability, specialty lines and property catastrophe coverages written by other insurance companies. We presently write reinsurance on both a treaty and a facultative basis, targeting several niche reinsurance markets including professional liability lines, specialty casualty, property for U.S. regional insurers, accident and health and to a lesser extent marine and aviation lines.

Management measures results for each segment on the basis of the “loss and loss expense ratio,” “acquisition cost ratio,” “general and administrative expense ratio,” “expense ratio” (acquisition cost ratio and general and administrative expense ratio combined) and the “combined ratio.” Because we do not manage our assets by segment, investment income, interest expense and total assets are not allocated to individual reportable segments. General and administrative expenses are allocated to segments based on various factors, including staff count and each segment’s proportional share of gross premiums written.

Property Segment

The following table summarizes the underwriting results and associated ratios for the property segment for the three months ended March 31, 2007 and 2006.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Revenues
Gross premiums written	$101.9	$119.8
Net premiums written	46.1	67.2
Net premiums earned	44.5	49.1
Expenses
Net losses and loss expenses	$6.8	$33.3
Acquisition costs	0.3	(1.5)
General and administrative expenses	7.8	5.1
Underwriting income	29.6	12.2
Ratios
Loss and loss expense ratio	15.4%	67.9%
Acquisition cost ratio	0.8	(3.0)
General and administrative expense ratio	17.4	10.4
Expense ratio	18.2	7.4
Combined ratio	33.6	75.3

Comparison of Three Months Ended March 31, 2007 and 2006

Premiums.  Gross premiums written were $101.9 million for the three months ended March 31, 2007 compared to $119.8 million for the three months ended March 31, 2006, a decrease of $17.9 million, or 14.9%. The decrease in gross premiums written was primarily the result of a reduction in the volume of our energy business due to reduced exposures taken in response to market conditions. Gross premiums written for our energy business decreased $13.0 million for the three months ended March 31, 2007 compared to the three months ended March 31, 2006. The amount of general property business written decreased primarily due to the non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions) and increased competition for new and renewal business, partially offset by new business. Our U.S. offices increased gross premiums written by $4.6 million, or 87.0%, as we gained recognition in our selected markets.

Net premiums written decreased by $21.1 million, or 31.4%, a higher percentage decrease than that of gross premiums written. This was primarily the result of increasing the percentage of premiums ceded on our general property treaty from 35% to 55%. Overall, we ceded 54.7% of gross premiums written for the three months ended March 31, 2007 compared to 43.9% for the three months ended March 31, 2006. Net premiums earned decreased $4.6 million, or 9.4%, to $44.5 million for the three months ended March 31, 2007 from $49.1 million for the three months ended March 31, 2006. Net premiums earned for the three months ended March 31, 2007 were reduced by $10.5 million due to the cost of our property catastrophe reinsurance protection compared to $1.6 million during the three months ended March 31, 2006. The increase in the cost of our property catastrophe reinsurance protection was due to market rate increases resulting from 2004 and 2005 windstorms and changes in the level of coverage obtained, as well as internal changes in the structure of the program. We renewed our property catastrophe reinsurance treaty effective May 1, 2007 and have increased our retention on the treaty with the strengthening of our capital base and with the increased reinsurance cessions on our other property reinsurance treaties. The increased retention as well as improved rates on the property catastrophe treaty will result in an annual deposit premium that is approximately $23 million less than the prior treaty year. The overall percentage decrease in net premiums earned was lower than that of net premiums written due to the continued earning of higher net premiums written prior to the three months ended March 31, 2007.

Net losses and loss expenses.  Net losses and loss expenses decreased by $26.5 million, or 79.6%, to $6.8 million for the three months ended March 31, 2007 from $33.3 million for the three months ended March 31, 2006. The decrease in net losses and loss expenses was primarily the result of net favorable development on prior year reserves.

Overall, our property segment recorded net favorable development of $25.7 million during the three months ended March 31, 2007 compared to net unfavorable development of $2.5 million for the three months ended March 31, 2006. The $25.7 million of net favorable development included the following:

•	Net favorable development of $13.3 million, primarily as a result of actual loss emergence for the general property business written in our Bermuda and U.S. offices being lower than the initial expected loss emergence for the 2006 accident year.

•	Net favorable development of $8.7 million for Hurricanes Katrina, Rita and Wilma.

•	Net favorable development of $3.7 million related to the 2004 windstorms.

The loss and loss expense ratio for the three months ended March 31, 2007 was 15.4% compared to 67.9% for the three months ended March 31, 2006. Net favorable development recognized in the three months ended March 31, 2007 reduced the loss and loss expense ratio by 57.7 percentage points. Thus, the loss and loss expense ratio related to the current period’s business was 73.1%. In comparison, net unfavorable development recognized in the three months ended March 31, 2006 increased the loss and loss expense ratio by 5.1 percentage points. Costs incurred in relation to our property catastrophe reinsurance protection on an earned basis were approximately $8.9 million greater in the three months ended March 31, 2007 than for the same period in 2006. The higher charge in 2007 resulted in lower net premiums earned and, thus, increased the loss and loss expense ratio.

Net paid losses for the three months ended March 31, 2007 and 2006 were $49.7 million and $51.9 million, respectively. During the three months ended March 31, 2007, approximately $23.5 million of net losses were paid in relation to the 2004 and 2005 catastrophic windstorms compared to approximately $22.4 million during the three months ended March 31, 2006.

The table below is a reconciliation of the beginning and ending reserves for losses and loss expenses for the three months ended March 31, 2007 and 2006. Losses incurred and paid are reflected net of reinsurance recoverables.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Net reserves for losses and loss expenses, January 1	$423.9	$543.7
Incurred related to:
Current period non-catastrophe	32.5	30.8
Current period property catastrophe	—	—
Prior period non-catastrophe	(13.3)	—
Prior period property catastrophe	(12.4)	2.5

Total incurred	$6.8	$33.3
Paid related to:
Current period non-catastrophe	0.8	—
Current period property catastrophe	—	—
Prior period non-catastrophe	25.4	29.5
Prior period property catastrophe	23.5	22.4

Total paid	$49.7	$51.9
Foreign exchange revaluation	0.4	0.2

Net reserve for losses and loss expenses, March 31	381.4	525.3
Losses and loss expenses recoverable	433.4	465.6

Reserve for losses and loss expenses, March 31	$814.8	$990.9

Acquisition costs.  Acquisition costs increased to $0.3 million for the three months ended March 31, 2007 from negative $1.5 million for the three months ended March 31, 2006. The negative cost represented ceding commissions received on ceded premiums in excess of the brokerage fees and commissions paid on gross premiums written. The acquisition cost ratio increased to 0.8% for the three months ended March 31, 2007 from negative 3.0% for the same period in 2006 primarily as a result of lower ceding commissions earned on reinsurance we purchased. The factors that will determine the amount of acquisition costs going forward are the amount of brokerage fees and commissions incurred on policies we write less ceding commissions earned on reinsurance we purchase. We normally negotiate our reinsurance treaties on an annual basis, so the ceding commission rates and amounts ceded will vary from renewal period to renewal period.

General and administrative expenses.  General and administrative expenses increased to $7.8 million for the three months ended March 31, 2007 from $5.1 million for the three months ended March 31, 2006. The increase in general and administrative expenses was attributable to increased salary and employee welfare costs, including stock-based compensation, increased building-related costs and higher costs associated with information technology. The increase in the general and administrative expense ratio from 10.4% for the three months ended March 31, 2006 to 17.4% for the same period in 2007 was the result of increased personnel costs, including stock-based compensation expenses, and increased costs due to the continued expansion of our U.S. distribution platform, while net premiums earned declined.

Casualty Segment

The following table summarizes the underwriting results and associated ratios for the casualty segment for the three months ended March 31, 2007 and 2006.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Revenues
Gross premiums written	$125.2	$130.5
Net premiums written	100.6	114.2
Net premiums earned	124.4	132.0
Expenses
Net losses and loss expenses	$90.4	$97.6
Acquisition cost	6.0	9.3
General and administrative expenses	15.3	9.9
Underwriting income	12.7	15.2
Ratios
Loss and loss expense ratio	72.6%	73.9%
Acquisition cost ratio	4.9	7.1
General and administrative expense ratio	12.3	7.5
Expense ratio	17.2	14.6
Combined ratio	89.8	88.5

Comparison of Three Months Ended March 31, 2007 and 2006

Premiums.  Gross premiums written decreased $5.3 million, or 4.1%, for the three months ended March 31, 2007 compared to the same period in 2006. This decrease was primarily due to the non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions) and rate decreases from increased competition for new and renewal business. This was most noticeable for our Bermuda operations where gross premiums written decreased $10.7 million, or 13.1%. This reduction was partially offset by new business written and an increase in the amount of business written through our U.S. offices as a result of the continued buildup of staff and increased marketing efforts. During the three-month period ended March 31, 2007, gross premiums written in our four U.S. offices totaled approximately $22.7 million compared to $19.0 million in the prior period.

Net premiums written decreased $13.6 million, or 11.9%, from $114.2 million for the three months ended March 31, 2006 to $100.6 million for the three months ended March 31, 2007. The decrease in net premiums written was greater than the decrease in gross premiums written. This was due to an increase in reinsurance purchased on our casualty business for the three months ended March 31, 2007 compared to the same period in 2006. We ceded 19.6% of gross premiums written for the three months ended March 31, 2007 compared to 12.5% for the three months ended March 31, 2006. We increased the percentage ceded on our general casualty business and also began to cede a portion of our healthcare business, on a proportional basis, during the three months ended March 31, 2007. We expect to continue to cede more business as we have established a treaty for a portion of our professional liability business effective as of April 1, 2007. Net premiums earned decreased $7.6 million, or 5.8%. The percentage decrease was lower than that of net premiums written due to the continued earning of higher net premiums that were written prior to the three months ended March 31, 2007.

Net losses and loss expenses.  Net losses and loss expenses decreased to $90.4 million for the three months ended March 31, 2007 from $97.6 million for the three months ended March 31, 2006 primarily due to the reduction in net premiums earned. Overall, our casualty segment recorded net unfavorable development of $0.7 million during the three months ended March 31, 2007 compared to nil for the three months ended March 31, 2006. The $0.7 million net unfavorable development included the following:

•	Net unfavorable loss development of $13.6 million and $14.2 million for accident years 2002 and 2005, respectively. We have seen an increase in reported loss activity for 2002 professional liability and 2005 general casualty business written by our Bermuda subsidiary, and thus have increased our reserves for the increased loss activity.

•	Net favorable loss development of $17.3 million and $9.8 million for accident years 2003 and 2004, respectively. For our general casualty, professional liability and healthcare lines of business, actual loss emergence has been lower than the initial expected loss emergence for these accident years.

The net unfavorable development recognized increased the loss and loss expense ratio by 0.6 percentage points for the three months ended March 31, 2007. Thus, the loss and loss expense ratio related to the current period’s business was 72.0% for the three months ended March 31, 2007. Comparatively, no prior year loss development was recognized during the three months ended March 31, 2006, so the loss and loss expense ratio of 73.9% related to that period’s business. The decline in the current period loss ratio reflects lower than expected ultimate losses on professional liability and healthcare business due to favorable results in recent years.

Net paid losses for the three months ended March 31, 2007 and 2006 were $23.2 million and $36.4 million, respectively. The net paid losses for the three months ended March 31, 2006 included $25.0 million for a general liability loss that occurred during Hurricane Katrina.

The table below is a reconciliation of the beginning and ending reserves for losses and loss expenses for the three months ended March 31, 2007 and 2006. Losses incurred and paid are reflected net of reinsurance recoverables.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Net reserves for losses and loss expenses, January 1	$1,691.2	$1,419.1
Incurred related to:
Current period non-catastrophe	89.7	97.6
Current period catastrophe	—	—
Prior period non-catastrophe	0.7	—
Prior period catastrophe	—	—

Total incurred	$90.4	$97.6
Paid related to:
Current period non-catastrophe	—	—
Current period catastrophe	—	—
Prior period non-catastrophe	23.2	11.4
Prior period catastrophe	—	25.0

Total paid	$23.2	$36.4
Foreign exchange revaluation	—	—

Net reserve for losses and loss expenses, March 31	1,758.4	1,480.3
Losses and loss expenses recoverable	201.5	142.4

Reserve for losses and loss expenses, March 31	$1,959.9	$1,622.7

Acquisition costs.  Acquisition costs decreased $3.3 million, or 35.5%, to $6.0 million for the three months ended March 31, 2007 from $9.3 million for the three months ended March 31, 2006. The decrease was primarily related to an increase in ceding commission income as we have increased the amount of reinsurance purchased on our general casualty business and began to cede a portion of our healthcare business.

General and administrative expenses.  General and administrative expenses increased from $9.9 million to $15.3 million for the three months ended March 31, 2006 and 2007, respectively. The 2.6 percentage point increase in the expense ratio from 14.6% for the three months ended March 31, 2006 to 17.2% for the same period in 2007 was primarily a result of increased personnel costs, including stock-based compensation expense, increased building-related costs, higher costs associated with information technology and increased costs due to the continued expansion of our U.S. distribution platform, while net premiums earned declined.

Reinsurance Segment

The following table summarizes the underwriting results and associated ratios for the reinsurance segment for the three months ended March 31, 2007 and 2006.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Revenues
Gross premiums written	$211.3	$247.8
Net premiums written	211.1	246.1
Net premiums earned	117.7	127.9
Expenses
Net losses and loss expenses	$68.8	$75.0
Acquisition costs	22.8	28.6
General and administrative expenses	10.2	5.3
Underwriting income	15.9	19.0
Ratios
Loss and loss expense ratio	58.4%	58.7%
Acquisition cost ratio	19.4	22.4
General and administrative expense ratio	8.6	4.2
Expense ratio	28.0	26.6
Combined ratio	86.4	85.3

Comparison of Three Months Ended March 31, 2007 and 2006

Premiums.  Gross premiums written were $211.3 million for the three months ended March 31, 2007 compared to $247.8 million for the three months ended March 31, 2006, a decrease of $36.5 million, or 14.7%. The decrease in gross premiums written for our reinsurance segment was primarily due to a reduction in the amount of upward adjustments on estimated premiums and non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions). Net adjustments on estimated premium resulted in a reduction of gross premiums written of approximately $1.1 million during the three months ended March 31, 2007 compared to a net increase of approximately $36.7 million for the three months ended March 31, 2006. As our historical experience develops, we may have fewer or smaller adjustments to our estimated premiums. Also causing a decrease in gross premiums written was the fact that we did not renew certain treaties during the three months ended March 31, 2007. These reductions in gross premiums written were partially offset by new business written and an increase in our share on other treaties where the pricing and terms remained attractive. For the three months ended March 31, 2007, 84.6% of gross premiums written related to casualty risks and 15.4% related to property risks versus 76.4% related to casualty risks and 23.6% related to property risks for the three months ended March 31, 2006.

Net premiums written decreased by $35.0 million, or 14.2%, which is consistent with the decrease in gross premiums written. Net premiums earned decreased $10.2 million, or 8.0%, as a result of lower net premiums written, including the reduction in the amount of upward adjustments to premium estimates. Since adjustments on estimated premiums relate to prior years’ treaties, a larger portion of the associated premiums written are earned. Premiums related to our reinsurance business earn at a slower rate than those related to our direct insurance business. Direct insurance premiums typically earn ratably over the term of a policy. Reinsurance premiums under a proportional contract are typically earned over the same period as the underlying policies, or risks, covered by the contract. As a result, the earning pattern of a proportional contract may extend up to 24 months, reflecting the inception dates of the underlying policies. Property catastrophe premiums and premiums for other treaties written on a losses occurring basis earn ratably over the term of the reinsurance contract.

Net losses and loss expenses.  Net losses and loss expenses decreased from $75.0 million for the three months ended March 31, 2006 to $68.8 million for the three months ended March 31, 2007. The decrease in net losses and loss expenses was primarily due to lower earned premiums in the current period compared to the prior period. We recorded net favorable development of approximately $1.2 million during the three months ended March 31, 2007, which included net favorable loss development of approximately $3.9 million related to Hurricanes Katrina and Rita offset by net unfavorable loss development related to the 2004 windstorms of approximately $2.7 million. Comparatively, net favorable reserve development of approximately $2.5 million related to Hurricanes Katrina, Rita and Wilma was recognized in the three months ended March 31, 2006.

The loss and loss expense ratio for the three months ended March 31, 2007 was 58.4%, compared to 58.7% for the three months ended March 31, 2006. Net favorable development recognized in the three months ended March 31, 2007 reduced the loss and loss expense ratio by 1.0 percentage point. Thus, the loss and loss expense ratio related to the current period’s business was 59.4%. In comparison, net favorable loss development recognized in the three months ended March 31, 2006 reduced the loss and loss expense ratio by 1.9 percentage points. Thus, the loss and loss expense ratio related to that period’s business was 60.6%.

Net paid losses were $46.3 million for the three months ended March 31, 2007 compared to $50.0 million for the three months ended March 31, 2006. The decrease reflects lower net losses paid in relation to the 2004 and 2005 windstorms from $38.0 million for the three months ended March 31, 2006 to $11.9 million for the three months ended March 31, 2007. This was partially offset by an increase in our non-catastrophe net paid losses, particularly in the casualty reinsurance lines where the net losses paid increased by approximately $14.8 million. The increase in net paid losses reflects the maturation of this longer-tailed casualty business.

The table below is a reconciliation of the beginning and ending reserves for losses and loss expenses for the three-month periods ended March 31, 2007 and 2006. Losses incurred and paid are reflected net of reinsurance recoverables.

	Three Months Ended
	March 31,
	2007	2006
	($ in millions)

Net reserves for losses and loss expenses, January 1	$832.8	$726.3
Incurred related to:
Current period non-catastrophe	70.0	77.5
Current period property catastrophe	—	—
Prior period non-catastrophe	—	—
Prior period property catastrophe	(1.2)	(2.5)

Total incurred	$68.8	$75.0
Paid related to:
Current period non-catastrophe	—	0.9
Current period property catastrophe	—	—
Prior period non-catastrophe	34.4	11.1
Prior period property catastrophe	11.9	38.0

Total paid	$46.3	$50.0
Foreign exchange revaluation	—	—
Net reserve for losses and loss expenses, March 31	855.3	751.3
Losses and loss expenses recoverable	33.2	56.0

Reserve for losses and loss expenses, March 31	$888.5	$807.3

Acquisition costs.  Acquisition costs decreased $5.8 million to $22.8 million for the three months ended March 31, 2007 from $28.6 million for the three months ended March 31, 2006 primarily as a result of the related decrease in net premiums earned. The acquisition cost ratio of 19.4% for the three-month period ended March 31, 2007 was lower than the 22.4% acquisition cost ratio for the three-month period ended March 31, 2006 primarily due to more contracts written on an excess of loss basis than on a proportional basis. Excess of loss reinsurance contracts typically charge lower acquisition costs than proportional reinsurance contracts. The acquisition cost ratio also decreased because we no longer pay a 6.5% override commission to IPCUSL as the underwriting agency agreement with IPCUSL was terminated in December 2006.

General and administrative expenses.  General and administrative expenses increased to $10.2 million for the three months ended March 31, 2007 from $5.3 million for the three months ended March 31, 2006. The increase was primarily the result of increased stock compensation costs, other personnel costs, building and related expenses and information technology costs.

Reserves for Losses and Loss Expenses

Reserves for losses and loss expenses as of March 31, 2007 and December 31, 2006 were comprised of the following:

	Property		Casualty		Reinsurance		Total
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,
	2007	2006	2007	2006	2007	2006	2007	2006
	($ in millions)

Case reserves	$504.3	$562.2	$182.9	$175.0	$206.1	$198.0	$893.3	$935.2
IBNR	310.5	330.1	1,777.0	1,698.8	682.4	672.9	2,769.9	2,701.8

Reserve for losses and loss expenses	814.8	892.3	1,959.9	1,873.8	888.5	870.9	3,663.2	3,637.0
Reinsurance recoverables	(433.4)	(468.4)	(201.5)	(182.6)	(33.2)	(38.1)	(668.1)	(689.1)

Net reserve for losses and loss expenses	$381.4	$423.9	$1,758.4	$1,691.2	$855.3	$832.8	$2,995.1	$2,947.9

We participate in certain lines of business where claims may not be reported for many years. Accordingly, management does not solely rely upon reported claims on these lines for estimating ultimate liabilities. As such, we also use statistical and actuarial methods to estimate ultimate expected losses and loss expenses. Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate resolution and administration of claims will cost. These estimates are based on various factors including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. Loss reserve estimates are refined as experience develops and as claims are reported and resolved. Establishing an appropriate level of loss reserves is an inherently uncertain process. Ultimate losses and loss expenses may differ from our reserves, possibly by material amounts.

The following tables provide our ranges of loss and loss expense reserve estimates by business segment as of March 31, 2007:

	Reserve for Losses and Loss Expenses
	Gross of Reinsurance Recoverable(1)
	Carried	Low	High
	Reserves	Estimate	Estimate
	($ in millions)

Property	$814.8	$645.6	$932.5
Casualty	1,959.9	1,461.1	2,261.0
Reinsurance	888.5	609.2	1,041.6

	Reserve for Losses and Loss Expenses
	Net of Reinsurance Recoverable(1)
	Carried	Low	High
	Reserves	Estimate	Estimate
	($ in millions)

Property	$381.4	$295.3	$444.1
Casualty	1,758.4	1,311.5	2,030.7
Reinsurance	855.3	573.0	996.6

(1)	For statistical reasons, it is not appropriate to add together the ranges of each business segment in an effort to determine the low and high range around the consolidated loss reserves.

Our range for each business segment was determined by utilizing multiple actuarial loss reserving methods along with various assumptions of reporting patterns and expected loss ratios by loss year. The various outcomes of these techniques were combined to determine a reasonable range of required loss and loss expense reserves.

Our selection of the actual carried reserves has typically been above the midpoint of the range. We believe that we should be conservative in our reserving practices due to the lengthy reporting patterns and relatively large limits of net liability for any one risk of our direct excess casualty business and of our casualty reinsurance business. Thus, due to this uncertainty regarding estimates for reserve for losses and loss expenses, we have historically carried our consolidated reserve for losses and loss expenses, net of reinsurance recoverable, 4% to 11% above the midpoint of the low and high estimates for the consolidated net loss and loss expenses. These long-tail lines of business include our entire casualty segment, as well as the general casualty, professional liability, facultative casualty and the international casualty components of our reinsurance segment. We believe that relying on the more conservative actuarial indications for these lines of business is prudent for a relatively new company. For a discussion of loss and loss expense reserve estimate, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Reserve for Losses and Loss Expenses” in our Annual Report on Form 10-K filed with the SEC on March 19, 2007.

Reinsurance Recoverable

The following table illustrates our reinsurance recoverable as of March 31, 2007 and December 31, 2006:

	Reinsurance Recoverable
	As of	As of
	Mar. 31,	Dec. 31,
	2007	2006
	($ in millions)

Ceded case reserves	$282.2	$303.9
Ceded IBNR reserves	385.9	385.2

Reinsurance recoverable	$668.1	$689.1

We remain obligated for amounts ceded in the event our reinsurers do not meet their obligations. Accordingly, we have evaluated the reinsurers that are providing reinsurance protection to us and will continue to monitor their credit ratings and financial stability. We generally have the right to terminate our treaty reinsurance contracts at any time, upon prior written notice to the reinsurer, under specified circumstances, including the assignment to the reinsurer by A.M. Best of a financial strength rating of less than “A−.” Approximately 96% of ceded case reserves as of March 31, 2007 were recoverable from reinsurers who had an A.M. Best rating of “A−” or higher.

Liquidity and Capital Resources

General

As of March 31, 2007, our shareholders’ equity was $2.4 billion, a 6.1% increase compared to $2.2 billion as of December 31, 2006. The increase was a result of net income for the three-month period ended March 31, 2007 of $113.9 million, and an unrealized net increase of $25.0 million in the market value of our investments, net of deferred taxes, recorded in shareholders’ equity. The increase in the net unrealized gains was the result of other than temporary write-downs of $9.4 million due solely to changes in interest rates, which decreased the gross unrealized loss on our portfolio, as well as changes in market interest rates for the rest of our fixed-income portfolio.

Holdings is a holding company and transacts no business of its own. Cash flows to Holdings may comprise dividends, advances and loans from its subsidiary companies.

Restrictions and Specific Requirements

The jurisdictions in which our insurance subsidiaries are licensed to write business impose regulations requiring companies to maintain or meet various defined statutory ratios, including solvency and liquidity requirements. Some jurisdictions also place restrictions on the declaration and payment of dividends and other distributions.

Holdings is a holding company, and it is therefore reliant on receiving dividends and other permitted distributions from its subsidiaries to make principal, interest and dividend payments on its senior notes and common shares.

The payment of dividends from Holdings’ Bermuda domiciled subsidiaries is, under certain circumstances, limited under Bermuda law, which requires these Bermuda subsidiaries of Holdings to maintain certain measures of solvency and liquidity. Holdings’ U.S. domiciled subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. In particular, payments of dividends by Allied World Assurance Company (U.S.) Inc. and Newmarket Underwriters Insurance Company are subject to restrictions on statutory surplus pursuant to Delaware law and New Hampshire law, respectively. Both states require prior regulatory approval of any payment of extraordinary dividends. The inability of the subsidiaries of Holdings to pay dividends and other permitted distributions could have a material adverse effect on its cash requirements and ability to make principal, interest and dividend payments on its senior notes and common shares.

Holdings’ insurance subsidiary in Bermuda, Allied World Assurance Company, Ltd, is neither licensed nor admitted as an insurer, nor is it accredited as a reinsurer, in any jurisdiction in the United States. As a result, it is required to post collateral security with respect to any reinsurance liabilities it assumes from ceding insurers domiciled in the United States in order for U.S. ceding companies to obtain credit on their U.S. statutory financial statements with respect to insurance liabilities ceded to them. Under applicable statutory provisions, the security arrangements may be in the form of letters of credit, reinsurance trusts maintained by trustees or funds-withheld arrangements where assets are held by the ceding company.

At this time, Allied World Assurance Company, Ltd uses trust accounts primarily to meet security requirements for inter-company and certain related-party reinsurance transactions. We also have cash and cash equivalents and investments on deposit with various state or government insurance departments or pledged in favor of ceding companies in order to comply with relevant insurance regulations. As of March 31, 2007, total trust account deposits were $712.6 million compared to $697.1 million as of December 31, 2006. In addition, Allied World Assurance Company, Ltd has access to up to $1 billion in letters of credit under secured letter of credit facilities with Citibank Europe plc. and Barclays Bank, PLC. These facilities are used to provide security to reinsureds and are collateralized by us, at least to the extent of letters of credit outstanding at any given time. As of March 31, 2007 and December 31, 2006, there were outstanding letters of credit totaling $834.3 million and $832.3 million, respectively, under the two facilities. Collateral committed to support the letter of credit facilities was $1,013.1 million as of March 31, 2007, compared to $993.9 million as of December 31, 2006.

Security arrangements with ceding insurers may subject our assets to security interests or require that a portion of our assets be pledged to, or otherwise held by, third parties. Both of our letter of credit facilities are fully collateralized by assets held in custodial accounts at Mellon Bank held for the benefit of Barclays Bank, PLC and Citibank Europe plc. Although the investment income derived from our assets while held in trust accrues to our benefit, the investment of these assets is governed by the terms of the letter of credit facilities or the investment regulations of the state or territory of domicile of the ceding insurer, which may be more restrictive than the investment regulations applicable to us under Bermuda law. The restrictions may result in lower investment yields on these assets, which may adversely affect our profitability.

In January 2005, we initiated a securities lending program whereby the securities we own that are included in fixed maturity investments available for sale are loaned to third parties, primarily brokerage firms, for a short period of time through a lending agent. We maintain control over the securities we lend and can recall them at any time for any reason. We receive amounts equal to all interest and dividends associated with the loaned securities and receive a fee from the borrower for the temporary use of the securities. Collateral in the form of cash is required initially at a minimum rate of 102% of the market value of the loaned securities and may not decrease below 100% of the market value of the loaned securities before additional collateral is required. We had $523.7 million and $298.3 million in securities on loan as of March 31, 2007 and December 31, 2006, respectively, with collateral held against such loaned securities amounting to $534.8 million and $304.7 million, respectively.

We believe that restrictions on liquidity resulting from restrictions on the payments of dividends by our subsidiary companies or from assets committed in trust accounts or to collateralize the letter of credit facilities or by our securities lending program will not have a material impact on our ability to carry out our normal business activities, including interest and dividend payments on our senior notes and common shares.

Sources and Uses of Funds

Our sources of funds primarily consist of premium receipts net of commissions, investment income, net proceeds from the issuance of common shares and senior notes, proceeds from debt financing and proceeds from sales and redemption of investments. Cash is used primarily to pay losses and loss expenses, purchase reinsurance, pay general and administrative expenses and taxes and pay dividends and interest, with the remainder made available to our investment managers for investment in accordance with our investment policy.

Cash flows from operations for the three months ended March 31, 2007 were $157.8 million compared to $187.1 million for the three months ended March 31, 2006. The decrease in cash flows from operations was primarily due to lower net premiums written during the three months ended March 31, 2007 compared to the three months ended March 31, 2006, offset by increased investment income.

Investing cash flows consist primarily of proceeds on the sale of investments and payments for investments acquired. We used $236.5 million in net cash for investing activities during the three months ended March 31, 2007 compared to $171.1 million during the three months ended March 31, 2006.

There were no financing cash flows for the three months ended March 31, 2007 and 2006.

Over the next two years, we expect to pay approximately $152 million in claims related to Hurricanes Katrina, Rita and Wilma and approximately $20 million in claims relating to the 2004 hurricanes and typhoons, net of reinsurance recoverable. On May 8, 2007, our board of directors declared a quarterly dividend of $0.15 per share, or approximately $9.0 million in aggregate, payable on June 14, 2007 to the shareholders of record as of May 29, 2007. We expect our operating cash flows, together with our existing capital base, to be sufficient to meet these requirements and to operate our business. Our funds are primarily invested in liquid, high-grade fixed income securities. As of March 31, 2007 and December 31, 2006, including a high-yield bond fund, 99% of our fixed income portfolio consisted of investment grade securities. As of March 31, 2007 and December 31, 2006, net accumulated unrealized gains, net of income taxes, were $31.5 million and $6.5 million, respectively. This change reflected both movements in interest rates and the recognition of approximately $9.4 million of realized losses on securities that were considered to be impaired on an other-than-temporary-basis because of changes in interest rates. The maturity distribution of our fixed income portfolio (on a market value basis) as of March 31, 2007 and December 31, 2006 was as follows:

	March 31,	December 31,
	2007	2006
	($ in millions)

Due in one year or less	$200.7	$146.6
Due after one year through five years	2,402.3	2,461.6
Due after five years through ten years	575.5	335.3
Due after ten years	103.5	172.0
Mortgage-backed	1,897.1	1,823.9
Asset-backed	228.7	238.4

Total	$5,407.8	$5,177.8

We do not believe that inflation has had a material effect on our consolidated results of operations. The potential exists, after a catastrophe loss, for the development of inflationary pressures in a local economy. The effects of inflation are considered implicitly in pricing. Loss reserves are established to recognize likely loss settlements at the date payment is made. Those reserves inherently recognize the effects of inflation. The actual effects of inflation on our results cannot be accurately known, however, until claims are ultimately resolved.

Financial Strength Ratings

Financial strength ratings and senior unsecured debt ratings represent the opinions of rating agencies on our capacity to meet our obligations. Some of our reinsurance treaties contain special funding and termination clauses that are triggered in the event that we or one of our subsidiaries is downgraded by one of the major rating agencies to levels specified in the treaties, or our capital is significantly reduced. If such an event were to happen, we would be required, in certain instances, to post collateral in the form of letters of credit and/or trust accounts against existing outstanding losses, if any, related to the treaty. In a limited number of instances, the subject treaties could be cancelled retroactively or commuted by the cedant and might affect our ability to write business.

The following were our financial strength ratings as of May 1, 2007:

A.M. Best Moody’s Standard & Poor’s	A/stable A2/stable* A−/stable

*	Moody’s financial strength ratings are for the company’s Bermuda and U.S. operating subsidiaries.

The following were our senior unsecured debt ratings as of May 1, 2007:

A.M. Best Moody’s Standard & Poor’s	bbb/stable Baa1/stable BBB/stable

Long-Term Debt

On March 30, 2005, we borrowed $500.0 million under a credit agreement, dated as of that date, by and among the company, Bank of America, N. A., as administrative agent, Wachovia Bank, National Association, as syndication agent, and a syndicate of other banks. The loan carried a floating rate of interest, which was based on the Federal Funds Rate, prime rate or LIBOR plus an applicable margin, and had a final maturity on March 30, 2012. On April 21, 2005, we entered into certain interest rate swaps in order to fix the interest cost of the floating rate borrowing. These swaps were terminated with an effective date of June 30, 2006, resulting in cash proceeds of approximately $5.9 million. As of July 26, 2006, this debt was fully repaid using a portion of the net proceeds from both our IPO, including the exercise in full by the underwriters of their over-allotment option, and our senior notes offering.

On July 21, 2006, we issued $500.0 million aggregate principal amount of 7.50% senior notes due August 1, 2016, with interest payable August 1 and February 1 each year, commencing February 1, 2007. We can redeem the senior notes prior to maturity, subject to payment of a “make-whole” premium, however, we currently have no intention of redeeming the notes. The senior notes include certain covenants that include:

•	Limitation on liens on stock of designated subsidiaries;

•	Limitation as to the disposition of stock of designated subsidiaries; and

•	Limitations on mergers, amalgamations, consolidations or sale of assets.

Off-Balance Sheet Arrangements

As of March 31, 2007, we did not have any off-balance sheet arrangements.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

We believe that we are principally exposed to three types of market risk: interest rate risk, credit risk and currency risk.

The fixed income securities in our investment portfolio are subject to interest rate risk. Any change in interest rates has a direct effect on the market values of fixed income securities. As interest rates rise, the market values fall, and vice versa. We estimate that an immediate adverse parallel shift in the U.S. Treasury yield curve of 200 basis points would cause an aggregate decrease in the market value of our investment portfolio (excluding cash and cash equivalents) of approximately $334 million, or 5.9%, on our portfolio valued at approximately $5.7 billion as of March 31, 2007, as set forth in the following table:

	Interest Rate Shift in Basis Points
	−200	−100	−50	0	+50	+100	+200
	($ in millions)

Total market value	$6,005.6	$5,838.6	$5,755.1	$5,671.8	$5,588.2	$5,504.7	$5,337.8
Market value change from base	333.8	166.8	83.3	0	(83.6)	(167.1)	(334.0)
Change in unrealized appreciation	333.8	166.8	83.3	0	(83.6)	(167.1)	(334.0)

As a holder of fixed income securities, we also have exposure to credit risk. In an effort to minimize this risk, our investment guidelines have been defined to ensure that the assets held are well diversified and are primarily high-quality securities. As of March 31, 2007, approximately 99% of our fixed income investments (which includes individually held securities and securities held in a high-yield bond fund) consisted of investment grade securities. We were not exposed to any significant concentrations of credit risk.

As of March 31, 2007, we held $1,897.1 million, or 30.8%, of our aggregate invested assets in mortgage-backed securities. These assets are exposed to prepayment risk, which occurs when holders of individual mortgages increase the frequency with which they prepay the outstanding principal before the maturity date to refinance at a lower interest rate cost. Given the proportion that these securities comprise of the overall portfolio, and the current interest rate environment, prepayment risk is not considered significant at this time.

We have invested $200 million in four hedge funds, the market value of which as of March 31, 2007 was $230.0 million. Investments in hedge funds involve certain risks related to, among other things, the illiquid nature of the fund shares, the limited operating history of the fund, as well as risks associated with the strategies employed by the managers of the funds. The funds’ objectives are generally to seek attractive long-term returns with lower volatility by investing in a range of diversified investment strategies. As our reserves and capital continue to build, we may consider additional investments in these or other alternative investments.

The U.S. dollar is our reporting currency and the functional currency of all of our operating subsidiaries. We enter into insurance and reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar. In addition, we maintain a portion of our investments and liabilities in currencies other than the U.S. dollar, primarily Euro, British Sterling and the Canadian dollar. Assets in non-U.S. currencies are generally converted into U.S. dollars at the time of receipt. When we incur a liability in a non-U.S. currency, we carry such liability on our books in the original currency. These liabilities are converted from the non-U.S. currency to U.S. dollars at the time of payment. As a result, we have an exposure to foreign currency risk resulting from fluctuations in exchange rates.

As of March 31, 2007 and December 31, 2006, 1.6% of our aggregate invested assets were denominated in currencies other than the U.S. dollar. Of our business written in the three months ended March 31, 2007 and 2006, approximately 17% was written in currencies other than the U.S. dollar. Of our business written in the year ended December 31, 2006, approximately 15% was written in currencies other than the U.S. dollar. With the increasing exposure from our expansion in Europe, we developed a hedging strategy during 2004 in order to minimize the potential loss of value caused by currency fluctuations. Thus, a hedging program was implemented in the second quarter of 2004 using foreign currency forward contract derivatives that expire in 90 days.

Our foreign exchange (losses) for the three months ended March 31, 2007 and 2006 and the year ended December 31, 2006 are set forth in the chart below.

	Three Months Ended		Year Ended
	March 31,		December 31
	2007	2006	2006
	($ in millions)

Realized exchange (losses) gains	$(0.5)	$(0.1)	$1.4
Unrealized exchange gains (losses)	0.5	(0.4)	(2.0)

Foreign exchange (losses)	$(0.0)	$(0.5)	$(0.6)

Item 4.	Controls and Procedures.

In connection with the preparation of this quarterly report, our management has performed an evaluation, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)) as of March 31, 2007. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow for timely decisions regarding required disclosures. Based on their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2007, our company’s disclosure controls and procedures were effective. We are a non-accelerated filer and will not be subject to the internal control reporting and disclosure requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until our Annual Report on Form 10-K for the fiscal year 2007. As such, we are not required to disclose any material changes in our company’s internal control over financial reporting until we are subject to these requirements, in accordance with the guidance from the Division of Corporation Finance and Office of the Chief Accountant of the SEC contained in Question 9 of the release captioned Frequently Asked Questions (revised October 6, 2004).

PART II

OTHER INFORMATION

Item 1.	Legal Proceedings.

On or about November 8, 2005, we received a Civil Investigative Demand (“CID”) from the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas relating to an investigation into (1) the possibility of restraint of trade in one or more markets within the State of Texas arising out of our business relationships with AIG and The Chubb Corporation, and (2) certain insurance and insurance brokerage practices, including those relating to contingent commissions and false quotes, which are also the subject of industry-wide investigations and class action litigation. The CID sought information regarding (i) contingent commission, placement service or other agreements that we may have had with brokers or producers, and (ii) the possibility of the provision of any non-competitive bids by us in connection with the placement of insurance. On April 12, 2007, we reached a settlement of all matters under investigation by the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas in connection with this investigation. The settlement resulted in a charge of $2.1 million, which was previously reserved by us during the fourth quarter of 2006. In connection with the settlement, we entered into an Agreed Final Judgment and Stipulated Injunction with the State of Texas, pursuant to which we do not admit liability and deny the allegations made by the State of Texas. Specifically, we deny that any of our activities in the State of Texas violated antitrust laws, insurance laws or any other laws. Nevertheless, to avoid the uncertainty and expense of protracted litigation, we agreed to enter into the Agreed Final Judgment and Stipulated Injunction and settle these matters with the Attorney General of Texas. The outcome of this investigation may form a basis for investigations, civil litigation or enforcement proceedings by other state regulators, by policyholders or by other private parties, or other voluntary settlements that could have a negative effect on us.

On April 4, 2006, a complaint was filed in the U.S. District Court for the Northern District of Georgia (Atlanta Division) by a group of several corporations and certain of their related entities in an action entitled New Cingular Wireless Headquarters, LLC et al, as plaintiffs, against certain defendants, including Marsh & McLennan Companies, Inc., Marsh Inc. and Aon Corporation, in their capacities as insurance brokers, and 78 insurers, including our insurance subsidiary in Bermuda, Allied World Assurance Company, Ltd.

The action generally relates to broker defendants’ placement of insurance contracts for plaintiffs with the 78 insurer defendants. Plaintiffs maintain that the defendants used a variety of illegal schemes and practices designed to, among other things, allocate customers, rig bids for insurance products and raise the prices of insurance products paid by the plaintiffs. In addition, plaintiffs allege that the broker defendants steered policyholders’ business to preferred insurer defendants. Plaintiffs claim that as a result of these practices, policyholders either paid more for insurance products or received less beneficial terms than the competitive market would have charged. The eight counts in the complaint allege, among other things, (i) unreasonable restraints of trade and conspiracy in violation of the Sherman Act, (ii) violations of the Racketeer Influenced and Corrupt Organizations Act, or RICO, (iii) that broker defendants breached their fiduciary duties to plaintiffs, (iv) that insurer defendants participated in and induced this alleged breach of fiduciary duty, (v) unjust enrichment, (vi) common law fraud by broker defendants and (vii) statutory and consumer fraud under the laws of certain U.S. states. Plaintiffs seek equitable and legal remedies, including injunctive relief, unquantified consequential and punitive damages, and treble damages under the Sherman Act and RICO. On October 16, 2006, the Judicial Panel on Multidistrict Litigation ordered that the litigation be transferred to the U.S. District Court for the District of New Jersey for inclusion in the coordinated or consolidated pretrial proceedings occurring in that court. Neither Allied World Assurance Company, Ltd nor any of the other defendants have responded to the complaint. Written discovery has begun but has not been completed. As a result of the court granting motions to dismiss in the related putative class action proceeding, prosecution of this case is currently stayed pending the court’s analysis of any amended pleading filed by the class action plaintiffs. While this matter is in an early stage, and it is not possible to predict its outcome, the company does not currently believe that the outcome will have a material adverse effect on the company’s operations or financial position.

We may become involved in various claims and legal proceedings that arise in the normal course of our business, which are not likely to have a material adverse effect on our results of operations.

Item 1A.	Risk Factors.

Our business is subject to a number of risks, including those identified in Item 1A. of Part I of our 2006 Annual Report on Form 10-K filed with the SEC, that could have a material effect on our business, results of operations, financial condition and/or liquidity and that could cause our operating results to vary significantly from period to period. The risks described in our Annual Report on Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also could have a material effect on our business, results of operations, financial condition and/or liquidity.

Item 2.	Unregistered Sale of Equity Securities and Use of Proceeds.

None.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Submission of Matters to a Vote of Security Holders.

None.

Item 5.	Other Information.

None.

Item 6.  Exhibits.

Exhibit
Number		Description

10	.1(1)†	Contract of Employment by and between Allied World Assurance Company (Europe) Limited and John Redmond.
10	.2(2)	Insurance Letters of Credit — Master Agreement, dated February 28, 2007, by and among Allied World Assurance Company, Ltd, Citibank N.A. and Citibank Europe plc.
10	.3(2)	Pledge Agreement, dated as of February 28, 2007, by and between Allied World Assurance Company, Ltd and Citibank Europe plc.
10	.4(2)	Account Control Agreement, dated March 5, 2007, by and among Citibank Europe plc, as secured party; Allied World Assurance Company, Ltd, as pledgor; and Mellon Bank, N.A.
10	.5(3)†	Retirement and Consulting Agreement, dated effective as of March 31, 2007, by and between Allied World Assurance Company Holdings, Ltd and G. William Davis, Jr.
10.6		Form of Casualty Variable Quota Share Reinsurance Agreement, effective as of March 1, 2007, among Allied World Assurance Company, Ltd, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited, Allied World Company (U.S.) Inc., Newmarket Underwriters Insurance Company and Harbor Point Services, Inc. on behalf of Federal Insurance Company.
10.7		Healthcare Liability Quota Share Reinsurance Contract, effective January 1, 2007, among Allied World Assurance Company, Ltd, Allied World Assurance Company (U.S.) Inc., Newmarket Underwriters Insurance Company, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited and Transatlantic Reinsurance Company and the other subscribing reinsurers.
31.1		Certification by Chief Executive Officer, as required by Section 302 of the Sarbanes-Oxley Act of 2002.
31.2		Certification by Chief Financial Officer, as required by Section 302 of the Sarbanes-Oxley Act of 2002.
32	.1*	Certification by Chief Executive Officer, as required by Section 906 of the Sarbanes-Oxley Act of 2002.
32	.2*	Certification by Chief Financial Officer, as required by Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on January 16, 2007.

(2)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on March 6, 2007.

(3)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on March 23, 2007.

†	Management contract or compensatory plan, contract or arrangement.

*	These certifications are being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18 United States Code) and are not being filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

Dated: May 10, 2007	/s/ Scott A. Carmilani Name: Scott A. Carmilani Title: President and Chief Executive Officer

Dated: May 10, 2007	/s/ Joan H. Dillard Name: Joan H. Dillard Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number		Description

10	.1(1)†	Contract of Employment by and between Allied World Assurance Company (Europe) Limited and John Redmond.
10	.2(2)	Insurance Letters of Credit — Master Agreement, dated February 28, 2007, by and among Allied World Assurance Company, Ltd, Citibank N.A. and Citibank Europe plc.
10	.3(2)	Pledge Agreement, dated as of February 28, 2007, by and between Allied World Assurance Company, Ltd and Citibank Europe plc.
10	.4(2)	Account Control Agreement, dated March 5, 2007, by and among Citibank Europe plc, as secured party; Allied World Assurance Company, Ltd, as pledgor; and Mellon Bank, N.A.
10	.5(3)†	Retirement and Consulting Agreement, dated effective as of March 31, 2007, by and between Allied World Assurance Company Holdings, Ltd and G. William Davis, Jr.
10.6		Form of Casualty Variable Quota Share Reinsurance Agreement, effective as of March 1, 2007, among Allied World Assurance Company, Ltd, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited, Allied World Company (U.S.) Inc., Newmarket Underwriters Insurance Company and Harbor Point Services, Inc. on behalf of Federal Insurance Company.
10.7		Healthcare Liability Quota Share Reinsurance Contract, effective January 1, 2007, among Allied World Assurance Company, Ltd, Allied World Assurance Company (U.S.) Inc., Newmarket Underwriters Insurance Company, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited and Transatlantic Reinsurance Company and the other subscribing reinsurers.
31.1		Certification by Chief Executive Officer, as required by Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification by Chief Financial Officer, as required by Section 302 of the Sarbanes-Oxley Act of 2002
32	.1*	Certification by Chief Executive Officer, as required by Section 906 of the Sarbanes-Oxley Act of 2002
32	.2*	Certification by Chief Financial Officer, as required by Section 906 of the Sarbanes-Oxley Act of 2002

(1)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on January 16, 2007.

(2)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on March 6, 2007.

(3)	Incorporated by reference to the Current Report on Form 8-K of Allied World Assurance Company Holdings, Ltd, filed with the SEC on March 23, 2007.

†	Management contract or compensatory plan, contract or arrangement.

*	These certifications are being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18 United States Code) and are not being filed as part of this report.

Exhibit 10.6
CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

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CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT
(Words and phrases that appear in bold print have special meanings that are defined either in the DEFINITIONS ARTICLE or in the text of this agreement.)
PREAMBLE
This agreement is made and entered into by and between:
ALLIED WORLD ASSURANCE COMPANY, LTD, a Bermuda corporation;
ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED, an Ireland corporation; ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LIMITED, an Ireland corporation;
ALLIED WORLD ASSURANCE COMPANY (U.S.) INC., a Delaware corporation; and/or NEWMARKET UNDERWRITERS INSURANCE COMPANY, a New Hampshire corporation;
(hereinafter collectively referred to as the “company” and wherever the word “company” is used in this agreement, such term shall be held to include any and/or all of the subsidiary or affiliated companies that are or may hereafter come under the ownership, management and/or control of the company, provided that notice be given to the reinsurer of any such subsidiary or affiliate companies that may hereafter come under the ownership, management and/or control of the company as soon as practicable)
of the one part; and the various reinsurers as identified by the INTERESTS AND LIABILITIES AGREEMENTS attaching to and forming a part of this agreement (hereinafter referred to individually as the “reinsurer” and collectively as the “reinsurers") of the other part.
The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:
DEFINITIONS ARTICLE
The following terms, wherever used in this agreement, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires:
A.	“Advertising liability” and “advertising injury” have the same meanings that they do in the company’s policy.
B.	“Agreement” means this contract of reinsurance, any exclusion clauses as may be referenced in the Exclusions Article and the INTERESTS AND LIABILITIES AGREEMENTS attached hereto as well as any written amendment to this agreement that has been by signed by both the company and the reinsurer.

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C. “Automobile” has the same meaning that it does in the company’s policy.
D. “Bodily injury” has the same meaning that it does in the company’s policy.
E.	“Critical auto parts” means brakes and component parts, alternators, engines and engine control parts, clutch sets, axles/joints, fuel/gas tanks and component parts, ignition parts, shocks/struts, steering/suspensions, transmissions/gearboxes, wheels/tires, seatbelts, door latches, and airbags.
F. “Date of loss” means:
1.	The date of the occurrence or accident as determined by a policy responding to the loss if the policy was issued on an occurrence basis;

2.	The date the claim is made as determined by a policy responding to the loss if the policy was issued on a claims-made basis; or

3.	The date the occurrence is reported as determined by a policy responding to the loss if the policy is issued on an occurrences-reported basis.
The date of any claim made under a claims-made policy, or occurrence reported under a occurrences-reported policy will be deemed to be the date as determined under the terms of the policy, except that the date of any claim made or occurrence reported under a Basic Extended Reporting Period, Supplemental Extended Reporting Period or Discovery Period provided by such a policy will be deemed to be the termination date of the policy.
G.	“Declaratory judgment expense” means all expenses incurred by the company in direct connection with declaratory judgment actions brought to determine the company’s policy obligations that are allocable to specific policies and claims subject to this agreement. Declaratory judgment expense will be deemed to have been incurred by the company on the date of loss.
H.	“Extended reporting period” and “discovery period” mean a specific time period after a policy’s termination date within which claims may be made or occurrences may be reported (under a policy written on a claims-made or occurrences-reported basis) with respect to occurrences happening between the policy’s retroactive date, if any, and the termination date of that policy.
I.	“Ethical pharmaceutical” means the specific dosage(s) of a pharmaceutical or drug dispensable only directly by or upon prescription of a physician or other practitioner licensed by law to administer such pharmaceutical or drug.
J.	“Incidental” with respect to any premises, operations, products, activities or work of an original insured means premises, operations, products, activities or work that generate 10.00% or less of such insured’s total revenues for the 12-month period that immediately precedes the effective or renewal date of the policy written for such insured.

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K.	“Industrial aid aircraft” and “industrial aid aircraft use” have the same meanings that they do in the company’s policy.
L. “Incidental medical malpractice” includes:
1.	Any liability, loss, cost or expense arising out of emergency first aid provided by any original insured that is not principally engaged in the provision of emergency medical services.

2.	Any liability, loss, cost or expense arising out of medical, surgical, dental, x-ray, nursing or chiropractic services or care provided to any person, including the furnishing of drugs in connection therewith, by any original insured that is not principally engaged in the provision of such medical care or services.
M.	“Insured’s products” has the same meaning that it does in the company’s policy.
N.	“Integrated occurrence” or “batch occurrence” have the same meaning that they do in the company’s policy, if applicable.
O. “Joint venture” has the same meaning that it does in the company’s policy.
P. “Loss adjustment expense” includes:
1.	All expenses incurred by the company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including salaries and expenses of the company’s field employees and salaried adjusters who have no administrative duties;

2.	Charges or expenses incurred through the use of third party claim services or technical services;

3.	Expenses of the company’s officials incurred in connection with the loss;

4.	Court costs;

5.	Interest accrued prior to final judgment, if included as part of expense on reinsured policies; and

6.	Interest accrued after final judgment; and

7.	Declaratory judgment expense.
The reinsurer’s liability for loss adjustment expense will be in addition to its limit of liability for ultimate net loss under this agreement as set forth in the REINSURANCE COVERAGE ARTICLE (except as respects any such expense that is included in the definition of “ultimate net loss” as set forth below).

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The reinsurer will bear its pro rata share of all loss adjustment expense, and the reinsurer will, on the other hand, benefit proportionately from all reductions of loss adjustment expense by salvage, compromise or otherwise.
Loss adjustment expense does not include salaries of the company’s officials and regular office employees and office expenses of the company.
Q.	“Low-rise residential construction operations” mean the construction of:
1.	Homes;

2.	Town homes;

3.	Residential apartment buildings; or

4.	Residential condominium buildings;
that are under three stories in height.
R.	“Net subject written premium” means the gross written premium of the company for the policies reinsured hereunder, including any premium paid by original insureds in respect of any extended reporting periods or discovery periods and any reinstatement premium payable by the original insureds, less returned premium for cancellations, premium audits and reductions, and less premium for inuring reinsurance as set forth in the OTHER REINSURANCE ARTICLE.
S.	“Occurrence” has the same meaning that it does in the company’s policy. If a policy has an “each accident,” “each wrongful act,” “each common cause,” “each disease,” “each location,” “each claim,” “each employee” or “each offense” limit of liability, then occurrence as used in this agreement will have the same meaning as an “accident,” “wrongful act,” “common cause,” “disease,” “location,” “claim,” “employee,” or “offense” in such policy with respect to such limit of liability.
T.	“Personal injury” and “personal and advertising injury” have the same meanings that they do in the company’s policy.
U.	“Policy” means any policy, binder, contract, or agreement of insurance or reinsurance. Where the company has issued two or more ceded policies covering the same original named insured, or group of original named insureds, at different attachment points, then such policies will be deemed to be a single policy hereunder.

The maximum policy period for subject business will be:
1.	12 months plus odd time, not to exceed eighteen (18) months in all, for all policies other than those described in paragraph 2. below; and

2.	60 months plus odd time, not to exceed 66 months in all, for all policies written to insure a specific construction project or series of construction projects;

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Provided, however:
a.	That the limitation in 1. above will not apply to policies issued for policy periods of greater than 18 months if they can be re-priced and re-underwritten without limitation, other than such limitations as are described in c) below, at the expiration of each annual period during the policy period. The commencement of each subsequent annual period will be considered a separate renewal for purposes of this agreement;

b.	In determining whether a policy has exceeded the maximum policy period, the policy period of such policy will not include any:
1.	Extended reporting periods (whether basic, supplemental or both);

2.	Discovery period(s); or

3.	Products-completed operations extensions or extensions for maintenance defects liability;

That are provided under the terms and conditions of that policy; and
c.	If the company is limited or prevented by statute, regulation, or judicial decision from re-pricing, re-underwriting, cancelling, or non-renewing a policy, then the maximum policy period will be extended until the first renewal date when the company can lawfully re-price, re-underwrite, cancel or non-renew such policy.
Any products-completed operations extension provided under a policy that is reinsured hereunder will commence at the end of the policy period of such policy and will not extend beyond the greatest amount of time allowed under:
(1)	The longest applicable statute of repose (including any applicable extensions thereof); or

(2)	The longest applicable statute of limitations (including any applicable extensions thereof).
V. “Pollutants” has the same meaning that it does in the company’s policy.
W. “Products-completed operations hazard” has the same meaning that it does in the company’s policy.
X. “Property damage” has the same meaning that it does in the company’s policy.
Y.	“Renewal” or “renewed” will include any policy with a policy period of one year or less that is renewed at its expiration or anniversary date as well as any policy that is issued for more than one year, but which can be re-priced and re-underwritten at the expiration of each annual period during its policy period.

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Z.	“Satisfactory proof of loss” means reasonable evidence of amounts paid or payable by the company in any settlement, compromise or adjustment of loss made by the company.
AA.	“Ultimate net loss” means the amount of any settlement, award, or judgment paid by the company, or for which the company has become liable to pay, including interest accrued prior to the final judgment, if such interest erodes the applicable limit of liability of the company’s policy. All recoveries, salvages and subrogations that are actually recovered and all inuring reinsurance, whether recovered or not, will be deducted from the amount of the ultimate net loss. Ultimate net loss does not include:
1.	Any element of loss adjustment expense, unless that element of loss adjustment expense erodes the applicable limit of liability of the company’s policy;

2.	Extra contractual obligations; or

3.	Excess of limits liability.
REINSURANCE COVERAGE ARTICLE
The company will cede to the reinsurer, and the reinsurer will accept a quota share percentage of the interests and liabilities of all policies classified by the company as:
EXCESS GENERAL CASUALTY INSURANCE.
Said quota share cession will be based on the original limits and initial attachment point of each policy as set forth in the below Sections A, B, and C.
SECTION A
(This Section A is not applicable to policies written through Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)
As respects policies with original limits up to and including $25,000,000, €25,000,000, or £15,000,000 each occurrence, the reinsurers will accept a 100% quota share participation. The limit of liability to the reinsurers for ultimate net loss will not exceed $25,000,000, €25,000,000, or £15,000,000, each occurrence each policy, subject to any reinstatement or any aggregate provisions (or both) in the policy, plus their proportionate share of loss adjustment expense (payable whether or not the company has paid or has become liable to pay any ultimate net loss under its policy), and any extra contractual obligations and excess of limits liability not included within the above limit, subject to the provisions of the EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILTY ARTICLE.
All policies subject to this Section A will be written above a minimum initial attachment point of $10,000,000, €10,000,000, or £10,000,000.
The company will retain a 75% share in each policy, each occurrence subject to this Section A net and unreinsured, except as provided in the OTHER REINSURANCE ARTICLE.

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SECTION B
(This Section B is not applicable to policies written through Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)
1.	As respects policies with original limits in excess of $25,000,000, €25,000,000, or £15,000,000 each occurrence, the company will cede to the reinsurers a variable quota share cession, which will be calculated individually with respect to each policy. The variable quota share ceded percentage as used in this Section B will be calculated according to the following formula: For policies issued in U.S. Dollars, Euros or United Kingdom Pounds Sterling, the formula is:
a.	The amount of the policy’s total original limit in excess of $25,000,000, €25,000,000 or £15,000,000

b.	Divided by the policy’s total original policy limit

c.	Equals the policy’s variable quota share ceded percentage.
2.	As respects policies issued in currency other than U.S. Dollars, Euros or United Kingdom Pounds Sterling, the policy’s total original limit will be converted into U.S. Dollars in accordance with the CURRENCY REVALUATION AND FOREIGN EXCHANGE ARTICLE, and the calculation described in 1. above will apply to such policy as if it had been initially written with limits in U.S. Dollars.
The limit of liability to the reinsurers for ultimate net loss will not exceed $25,000,000 or €25,000,000 or £15,000,000 each occurrence under each policy, subject to any reinstatement or any aggregate provisions (or both) in the company’s policy, plus their proportionate share of loss adjustment expense (payable whether or not the company has paid or has become liable to pay any ultimate net loss under its policy), and any extra contractual obligations and excess of limits liability not included within the above limit, subject to the provisions of the EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY ARTICLE.
All policies subject to this Section B will be written above a minimum initial attachment point of $25,000,000, € 25,000,000, or £15,000,000.
The company will retain a 100% share, less the cession to reinsurers (as calculated above in this Section B) in each policy subject to this Section net and unreinsured, except as provided in the OTHER REINSURANCE ARTICLE.
SECTION C
(This Section C is applicable only to policies written through Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)
As respects policies with original limits up to and including $25,000,000 each occurrence, the reinsurers will accept a 100% quota share participation. The limit of liability to the reinsurers for ultimate net loss will not exceed $25,000,000 each occurrence under each policy, subject to any reinstatement or any aggregate provisions (or both) in the company’s policy, plus their proportionate share of loss adjustment expense (payable whether or not the company has paid or has become liable to pay any ultimate net loss under its policy), and any extra contractual

8

obligations and excess of limits liability not included within the above limit, subject to the provisions of the EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY ARTICLE.
All policies that provide coverage for original named insureds that are principally engaged in the construction of real property and that are subject to this Section C will be written above a minimum initial attachment point of $10,000,000. All other policies subject to this Section C will be written above a minimum initial attachment point of $5,000,000.
The company will retain a 72% share in each policy, each occurrence subject to this Section C net and unreinsured, except as provided in the OTHER REINSURANCE ARTICLE.
APPLICABLE TO SECTIONS A, B AND C ABOVE
The application of amounts in U.S. Dollars, Euros, or United Kingdom Pounds Sterling above will be subject to Paragraph V. of the CURRENCY REVALUATION AND FOREIGN EXCHANGE ARTICLE.
If the company’s policy recognizes any:
1.	Erosion of its initial attachment point due to payment of claims by underlying insurance and drops down; or
2.	Reduction in its stated attachment point due to any provisions in any underlying insurance with respect to any joint venture;
then the minimum initial attachment points specified in Sections A, B, and C above will likewise recognize any such erosion or reduction and be eroded or reduced to the same extent.
Should any loss involve this agreement, the obligation of the reinsurers in Sections A, B, and C above will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.
FOLLOW THE FORTUNES ARTICLE
The reinsurer’s liability will attach simultaneously with that of the company and will be subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective policies of the company, the true intent of this agreement being that the reinsurer will follow the fortunes of the company, subject to the terms, conditions and limits of this agreement.
Nothing will in any manner create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this agreement.

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TERM ARTICLE
This agreement applies to all policies written or renewed with effective dates during the 12-month term extending from March 1st, 2007, 12:01 a.m. standard time to March 1st, 2008, 12:01 a.m. standard time.
Standard time is as determined by the company’s policy.
This agreement will expire on a run-off basis, and the reinsurer will remain liable for all losses under policies in force until their expiration or renewal dates, whichever comes first. Additionally, the reinsurer will remain liable during any extended reporting period or discovery period that an original insured may elect to invoke on a claims-made or occurrence-reported policy that is written or renewed with an effective date during the term of this agreement. In conformance with state regulations, the obligations of the reinsurer under this agreement as respects all claims-made or occurrence-reported policies will extend to the reinstatement of any aggregate limits as may be afforded by any extended reporting period or discovery period provision of such policies. The reinsurer will receive its share of any premium applicable to said extended reporting period or discovery period, which will be considered fully earned by the reinsurer on the last in-force day of the company’s policy period.
Alternatively, the company may elect that the expiration or termination of this agreement be effected on a cut-off basis, and in the event that the company elects a cut-off expiration or termination:
1.	The reinsurer will not be liable for any losses with a date of loss on or after the date of expiration or termination of this agreement; and
2.	The reinsurer will return immediately to the company the unearned portion of the net subject written premium less ceding commission as of the date of expiration or termination of this agreement, computed on a pro-rata basis.
Should expiration or termination take place on a cut-off basis, any aggregate limits of liability to the reinsurers under this agreement will be prorated as of the date of expiration or termination in the same proportion that the earned net subject written premium bears to the total net subject written premium for all policies as of that date.
In the event that policies subject to this agreement are written in a jurisdiction where cancellation, renewal, or nonrenewal of coverage is regulated by the insurance authorities, and the company is bound by statute or regulation of said jurisdiction or by a judicial decision to continue coverage after the expiration or termination date of this agreement, then the reinsurer will remain liable on any policies continuing such coverage (and will receive any premium collected there for) until the first date when the company can lawfully cancel or nonrenew said policies. If, however, the company notifies the reinsurer in writing that it has decided to hold the business net and for its own account, then the reinsurer will not be liable for longer than the run-off period set forth above.

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Notwithstanding the expiration or termination of this agreement (or any reinsurer’s percentage participation hereon) as hereinabove provided, the provisions of this agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.
SPECIAL TERMINATION OR SETTLEMENT ARTICLE
(Applicable separately as between the company and each participating reinsurer)
Section I
A.	The company may terminate this agreement forthwith in the event that:
1.	The reinsurer ceases writing reinsurance;

2.	The reinsurer at any time:
a.	Has a Standard & Poor’s (S&P) Insurer Financial Strength Rating of lower than “A-”; or

b.	Ceases to have any S&P Insurer Financial Strength Rating (or has a designation of “not rated” or “NR”) after having had an S&P rating at or after the inception of this agreement;
3.	The reinsurer at any time:
a.	Has an A.M. Best’s Financial Strength Rating of lower than “A-”; or

b.	Ceases to have any A.M. Best’s Financial Strength Rating (or has a designation of “not rated” or “NR”) after having had an A.M. Best’s Financial Strength Rating at or after the inception of this agreement;
4.	Over any period not exceeding twelve months, the policyholders’ surplus of the reinsurer, as reported in such financial statements of the reinsurer as designated by the company, drops by 20% or more; or

5.	As respects each reinsurer domiciled in the United States of America only, upon application of the NAIC Insurance Regulatory Information System (IRIS) tests to the reinsurer’s most recent statutory Annual Statement (which the reinsurer hereby agrees to furnish to the company upon request), it is found that four or more of the reinsurer’s IRIS financial ratio values are outside of the usual range established in the IRIS system.
B.	Termination under Section I A. above will be effected by written notice. The company will elect whether the termination will be on a run-off basis or a commutation with an immediate settlement of all present and future obligations under this agreement. If the company initially elects a run-off basis, within 15 calendar days after receiving notice of the

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company’s election, the reinsurer will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the company. However, even if such security is requested by the company or provided by the reinsurer, the company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.
Section II
A.	After the expiration (if there is no Special Termination as governed by Section I above) of this agreement, if the reinsurer has any remaining present or future obligations to the company and any of the five events described in paragraph A. of Section I should occur, the company may require:
1.	An immediate settlement of all present and future obligations under this agreement; or

2.	The reinsurer to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the company.
B.	If the company initially requires security under Paragraph A. 2. of this Section, it will notify the reinsurer in writing and the reinsurer will provide such trust account or letter of credit within 15 calendar days. However, even if such security is requested by the company or provided by the reinsurer, it is agreed that the company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.
Section III
A.	For purposes of this Article, “all present and future obligations” means outstanding ultimate net loss, extra contractual obligations, excess of limits liability and loss adjustment expense [including reserves for incurred-but-not-reported ultimate net loss and loss adjustment expense (hereinafter “IBNR”)], return of unearned net subject written premium, and all other present or future balances, obligations, or amounts due the company under this agreement.
B.	In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the RESERVES AND FUNDING ARTICLE hereof (if applicable).
C.	In the event of an immediate settlement of all present and future obligations, upon receipt of final payment, the company and the reinsurer will execute a full and final commutation and mutual release of their respective liabilities under the agreement.

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D.	When requested by either party an appraisal of IBNR will be made by a panel of three disinterested actuaries to be selected as follows:
1.	The company, or the reinsurer, may request in writing to the other party that any differences in the estimated amount of IBNR be settled by a panel of three actuaries, one to be chosen by each party and the third by the two so chosen.

2.	If the other party refuses or neglects to appoint an actuary within 10 calendar days after the company’s or reinsurer’s request in writing that the differences be settled by a panel of three actuaries, the other party may appoint two actuaries.

3.	If the two actuaries fail to agree on the selection of a third actuary within 10 calendar days of their appointment, each of them will name two, of whom the other will decline one, and the decision will be made by drawing lots. All the actuaries will be regularly engaged in the valuation of excess general liability insurance claims, and each will be a Fellow of the Casualty Actuarial Society. None of the actuaries will be under the control of either party to this agreement.

4.	Each party will submit its case to the actuary it selected within 10 calendar days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, will be final and binding on both parties. The expense of the actuaries and of the commutation will be equally divided between the two parties. Said appraisal will take place in Hamilton, Bermuda unless some other place is mutually agreed upon by the company and the reinsurer.

5.	Any appraisal rendered pursuant to this subparagraph D. will not be subject to arbitration, and either party to this agreement may proceed to a court of competent jurisdiction to initiate an action to enforce such an appraisal.
E.	All demands, requests and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.
F.	Settlements under this Article will be adjusted for net present value. The discount rate used for determining net present value will be the current yield of a United States Treasury 2-year note as quoted in the Wall Street Journal on the nearest working day prior to the date the commutation is executed.
G.	In the event of any conflict between this Article and any other Article of this agreement, the terms of this Article will control.
TERRITORY ARTICLE
The territorial scope of this agreement will follow that of the company’s policies.

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EXCLUSIONS ARTICLE
I.	With respect to policies otherwise subject to Sections A, B or C of the REINSURANCE COVERAGE ARTICLE, this agreement does not apply to and specifically excludes the following:
A.	Liability assumed by the company under treaty reinsurance; provided, however, that this exclusion does not apply to policies subject to an inter-company pooling reinsurance agreement among the parties comprising the company hereunder.

B.	Loss or liability excluded by the Insolvency Funds Exclusion Clause, as attached to this agreement.

C.	Loss or liability excluded by the following clauses, which are attached to this Agreement:
1.	Nuclear Incident Exclusion Clause—Liability—Reinsurance (U.S.A.);

2.	Nuclear Incident Exclusion Clause—Liability—Reinsurance (Canada);

3.	Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994), (Worldwide Excluding U.S.A. and Canada), (Includes Japanese Amendment);

4.	Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance (U.S.A.);

5.	Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance (Canada);

6.	Nuclear Incident Exclusion Clause—Physical Damage and Liability (Boiler and Machinery Policies)—Reinsurance (U.S.A.); and

7.	Nuclear Incident Exclusion Clause—Physical Damage and Liability (Boiler and Machinery Policies)—Reinsurance (Canada).
D.	Loss caused directly, or indirectly, by war, whether or not declared, civil war, insurrection, rebellion or revolution or any act or condition incidental to any of the foregoing. If a policy contains, or follows as in the case of a follow-form policy, any war or terrorism exclusion that incorporates any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the company’s policy will supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any war or terrorism exclusion contained in, or followed by, any policy issued by the company.
E.	Costs incurred for the withdrawal, inspection, repair, recall, return, replacement, or disposal of an original named insured’s products or work.
Except with respect to policies issued to original named insureds that are principally engaged in the manufacture of automobiles or critical auto parts, this exclusion does not apply to liability, loss, cost or expense incurred for the withdrawal, inspection, repair, recall, return, replacement, or disposal of products or work of a party other than an original named insured of which the original named insured’s products or work forms a part.

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F.	An integrated occurrence or batch occurrence; provided, however, that this exclusion applies only with respect to loss or liability arising out of the insured’s products or the products-completed operations hazard and only with respect to policies issued to original named insureds that are principally engaged in the manufacture of automobiles or critical auto parts.
G.	Business classified by the company as:
1.	Directors and Officers Liability;

2.	Surety;

3.	Fidelity Insurance;

4.	Credit Insurance;

5.	Financial Guarantee Insurance;

6.	Insolvency Insurance;

7.	Environmental Impairment Liability;

8.	Employment Practices Liability; or

9.	Pure Financial Loss Insurance;
When written as such.
H.	Aviation Liability, unless such coverage pertains to an incidental part of the original insured’s overall operations. Additionally, Aircraft Products Liability will not be covered when the policy is issued to an original named insured whose primary business is the manufacture of aircraft, aircraft engines, or aircraft propellers. This exclusion does not apply to:
1.	Fuel or other fluids and lubricants utilized for aircraft;

2.	Any aviation liability arising out of aircraft that an original insured leases to others if such insured is not principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers or in the carrying of passengers aboard aircraft for a fee.

3.	Industrial aid aircraft or industrial aid aircraft use or incidental aircraft use or aviation liability.
If a policy contains, or follows as in the case of a follow-form policy, any aviation liability or aircraft exclusion that incorporates any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the company’s policy will supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any aviation liability or aircraft exclusion contained in, or followed by, any policy issued by the company.

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I.	Errors and omissions (E&O) or professional liability coverage; provided, however, that this exclusion does not apply to:
1.	Any:
a.	Bodily injury;

b.	Property damage;

c.	Personal injury;

d.	Advertising liability (or advertising injury or personal and advertising injury); or

e.	Extra contractual obligations, excess of limits liability, or any loss adjustment expense associated with 1. a. through 1. d. above, regardless of whether or not such extra contractual obligations, excess of limits liability, loss adjustment expense, liability, injury, or damage results directly, or indirectly, or is caused in whole, or in part, by any act, misfeasance, malfeasance, breach of duty, error, or omission of the insured that is of a professional nature;
2.	Druggists or Pharmacists Professional Liability;

3.	Employee Benefits Liability;

4.	Incidental medical malpractice; or

5.	Incidental professional exposure.
If a policy contains, or follows as in the case of a follow-form policy, any E&O or professional liability exclusion that incorporates any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the company’s policy will supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any E&O or professional liability exclusion contained in, or followed by, any policy issued by the company.

J.	Loss or liability directly resulting from the rendering, or failure to render, the following professional services:

Medical, surgical, dental, x-ray, nursing or chiropractic services or care provided to any person, including the furnishing of drugs, in connection therewith.

This exclusion will not apply to:
1.	Druggists or Pharmacists Professional Liability; or

2.	Incidental medical malpractice.

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If a policy contains, or follows as in the case of a follow-form policy, any medical malpractice exclusion that incorporates any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the company’s policy shall supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any medical malpractice exclusion contained in, or followed by, any policy issued by the company.

K.	Loss or liability arising out of a multi-year policy. The term multi-year policy as used herein means a policy issued for a policy period greater than the maximum policy period as specified under the DEFINITIONS ARTICLE.

L.	Business derived directly as a member of any pool, association, or syndicate.

M.	Asbestos, except as respects such coverage as may be provided by the XL 004 policy form (or similar provisions of other occurrence-reported or claims-made forms).

N.
1. Loss or liability arising out of the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of methyl tertiary-butyl ether (MTBE) pollutants, but only with respect to policies issued to original insureds that are engaged in the:

(a)	Refining or manufacturing of MTBE;

(b)	Refining of petroleum products; or

(c)	Blending of MTBE with other petroleum products;
provided, however, that:
(i)	This exclusion does not apply to persons or organizations that qualify as additional insureds under policies issued to original insureds that are not engaged in any of the operations described in 1. through 3. above.

(ii)	As respects liability or alleged liability arising out of an actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of both MTBE and other pollutants, coverage hereon will not be excluded for that portion of such liability or alleged liability which arises out of pollutants that are not MTBE.
2.	If a policy contains, or follows as in the case of a follow-form policy, any MTBE or fuel oxygenates exclusion that incorporates any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the company’s policy will supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any MTBE or fuel oxygenates exclusion contained in, or followed by, any policy issued by the company.

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3.	However, solely with respect to bodily injury or property damage arising out of the insured’s products or the products-completed operations hazard, if any MTBE or fuel oxygenates exclusion contained in, or followed by, the company’s policy does not exclude a gradual discharge of MTBE pollutants, then:
(a)	The provisions of paragraph 2. above will not apply to such coverage as may be allowed for such gradual discharge of MTBE pollutants by the company’s policy; and

(b)	The provisions of paragraph 1. above will apply to such gradual discharge of MTBE pollutants, notwithstanding that such provisions may be in conflict with the provisions of any MTBE or fuel oxygenates exclusion contained in, or followed by, the company’s policy.
As used in this exclusion:
“Discharge” has the same meaning that it does in the company’s policy or, if such term is not used in the company’s policy, has the same meaning as whatever equivalent term(s) is(are) used in the company’s policy such as ‘dispersal,’ ‘release,’ ‘seepage,’ ‘migration,’ ‘release’ or ‘escape’.
A discharge will not be considered a “gradual discharge” if:
(a)	The original insured is aware of it within 20 days following its commencement and if the original insured gives the company notice of such discharge within 80 days following its commencement; or

(b)	Such discharge results from a “covered pollution peril” or “named peril” (as such terms are defined in the company’s policy) or such perils as are listed or covered in the company’s policy.
II.	With respect to policies that are otherwise subject to Sections B or C of the REINSURANCE COVERAGE ARTICLE and issued to original named insureds that are ethical pharmaceutical manufacturers, this agreement does not apply to and specifically excludes bodily injury or property damage arising out of the insured’s products or the products-completed operations hazard. However, this exclusion does not apply to:
A.	Nutraceutical companies;

B.	Over-the-counter (non-ethical) drug companies; or

C.	Diversified manufacturers whose ethical pharmaceutical revenues are less than 20.00% of total corporate revenues for the 12-month period that immediately precedes the effective or renewal date of the policy.

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III.	With respect to policies otherwise subject to Section C of the REINSURANCE COVERAGE ARTICLE, this agreement does not apply to and specifically excludes the following:
A.	Bodily injury or property damage that directly results from the following premises or operations; provided, however, that this exclusion does not apply to such bodily injury or property damage that arises out of the insured’s products or that is included in the products-completed operations hazard:
1.	Demolition operations when written as such, but this exclusion does not apply to any mining or quarrying operations or any blasting operations of original insureds whose primary business is not demolition operations;

2.	Fraternity premises when written as such, but this exclusion does not apply to any educational institution that is found liable for its oversight (or failure thereof) of the premises, operations, or conduct of fraternities;

3.	Ship-building; ship repair yards, or dry dock operations;

4.	Amusement parks, carnivals, or automobile racing events when written as such, but this exclusion does not apply to original insureds that do not operate such events or premises, but do:
a.	Promote, market, or advertise such events or premises;

b.	Use such events or premises in their promotional, marketing, or advertising activities; or

c.	Sell or give away tickets to such events or premises;
5.	Airports, but only as respects loss or liability that directly results from the ownership, maintenance, or use of aircraft or from flight operations;

6.	Construction of subways, tunnels, or dams, but this exclusion does not apply to the construction of:
a.	A dam that has an embankment less than 20 feet in height or a reservoir capacity less than 100 acre-feet;

b.	A pool or impoundment; or

c.	A pond;
7.	The application of insecticides or pesticides within a building, but this exclusion does not apply to an original insured that owns, occupies, rents, leases, or uses such a building;

8.	Underground mining operations, but this exclusion does not apply to surface mining or quarrying operations; or

9.	Low-rise residential construction operations;
Provided, however, that if:
(1)	A policy contains, or follows as in the case of a follow-form policy, an exclusion of any of the premises or operations (or both) listed above; and

(2)	Such exclusion incorporates any provision(s) in conflict with any provision(s) of this exclusion A.;

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Then the provision(s) of company’s policy will supersede the conflicting provision(s) of this exclusion A. with respect to such premises or operations (or both). This exclusion A. will not be more limiting than any exclusion of such premises or operations (or both) listed above, which is contained in, or followed by, any policy issued by the company.

This exclusion A. will not apply to any original insured that performs work or operations at, or incidental to, any of the premises or operations excluded above unless such insured is also principally engaged in the ownership of such premises or the performance of such work or operations excluded above.

B.	Bodily injury or property damage included in the products-completed operations hazard, but only if such bodily injury or property damage directly results from the manufacturing of:
1.	Automobiles or motorcycles;

2.	Springboards or trampolines;

3.	Helmets intended to be used in athletic events or athletic activities;

4.	Underground storage tanks intended to be used for the storage of petroleum products;

5.	Firearms or guns;

6.	Paints containing lead;

7.	Fireworks;

8.	Medical devices intended to be used for implantation into humans;

9.	Cell phones;

10.	Smoke detectors;

11.	NutraSweet or saccharin intended to be used in food or beverage products for human consumption, but this exclusion does not apply to an original insured who handles, sells, or distributes food or beverage products intended for human consumption that contain NutraSweet or saccharin, unless such insured is principally engaged in the manufacturing of NutraSweet or saccharin;

12.	Latex gloves;

13.	Rides intended for use in amusement parks;

14.	Tobacco products, but this exclusion does not apply injury or damage due to a fire caused by lighted tobacco products;

15.	Diving boards or diving towers;

16.	Insecticides, pesticides or herbicides;

17.	Manganese welding rods; or

18.	Explosives or nitroglycerine, celluloid, pyroxlin, or other explosive substances intended for use in explosives;
Provided, however, that if:
(1)	A policy contains, or follows as in the case of a follow-form policy, an exclusion of any of the products or completed operations (or both) listed above; and

(2)	Such exclusion incorporates any provision(s) in conflict with any provision(s) of this exclusion B.;

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Then the provision(s) of the company’s policy will supersede the conflicting provision(s) of this exclusion B. with respect to such products or completed operations (or both) listed above. This exclusion B. will not be more limiting than any exclusion of such products or completed operations (or both) listed above, which is contained in, or followed by, any policy issued by the company.
Except as noted above, this exclusion B. will not apply to any original insured that produces, manufactures or assembles any component parts, subassemblies, chemicals, materials, or substances used in any of the products or completed operations listed above unless such insured is also principally engaged in the final production, manufacturing, or assembly of such product(s) or the performance of such completed operations listed above.
The exclusions enumerated in III. above will not apply to incidental premises, operations, products, activities or work of the original insured.
Should the company, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded hereunder or should an existing insured extend its premises, operations, products, activities or work to include exposures excluded hereunder, the reinsurer will temporarily waive such exclusions. Such waiver, however, will not apply to exclusions I.A., I.B., I.C., I.G.2. through I.G.6., I.L. or I.M. of this Article. The duration of said waiver will not extend beyond the time that notice of such exposure has been received by a member of the executive or managerial staff of the company’s office having underwriting authority in the class of business involved, plus the minimum time period required thereafter for the company to terminate such coverage. If the company is prevented from canceling said policy within such period by applicable statute or regulation, then such policy will be covered hereunder until the earliest date on which the company may cancel.
The company may submit in writing to the reinsurer, for special acceptance hereunder, policy(ies) that would otherwise not be covered by this agreement. If said policy(ies) is/are accepted in writing by the reinsurer, it/they will be subject to the terms and conditions of this agreement for that reinsurer’s percentage participation hereon, except as such terms and conditions are modified by such acceptance. Recognizing the urgent nature of these communications, the reinsurer agrees to respond forthwith to such requests. Silence on the part of the reinsurer after five business days from its receipt of a request for special acceptance will be deemed constructive concurrence with the company’s election to cede to this agreement the policy(ies) that is/are the subject of the request. Any policies special accepted under reinsurance agreements that precede this agreement will be automatically covered hereunder. Further, should reinsurers become a party to this agreement subsequent to the acceptance of any policies not normally covered hereunder, they will automatically accept such policies as being a part of this agreement.

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REINSURANCE PREMIUM AND CEDING COMMISSION ARTICLE
The company will cede to the reinsurer the reinsurer’s quota share percentage (as specified for such reinsurer in the INTERESTS AND LIABILITIES AGREEMENTS attaching to and forming a part of this agreement) of the net subject written premium on all policies written or renewed with an effective date on or after the effective date of this agreement, less a flat ceding commission on the net subject written premium ceded as follows:

Section A:	Flat rate of 25% of net subject written premium.

Section B:	Flat rate of 23.5% of net subject written premium.

Section C:	Flat rate of 22.5% of net subject written premium.
The flat ceding commission will include premium taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based on the premium for policies ceded under this agreement, except for Federal Excise Tax as described in the FEDERAL EXCISE TAX ARTICLE.
OTHER REINSURANCE ARTICLE
The company may purchase the following treaty reinsurance on its retentions (as set forth in the
REINSURANCE COVERAGE ARTICLE):
A.	Inter-company pooling reinsurance agreements among the parties comprising the company; and

B.	Aggregate excess of loss reinsurance written on an each-occurrence (a.k.a. “clash”) basis.
The premium paid for such treaty reinsurance will not be deducted from the net subject written premium hereon; likewise, recoveries under such reinsurance will inure to the sole benefit of the company.
Additionally, the company may purchase facultative reinsurance on any policy for which it deems such purchase advisable, and the premium for that portion of the company’s policy reinsured elsewhere will be deducted from the net subject written premium, and such facultative reinsurance (if any) will inure to the benefit of this agreement.
EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF LIMITS LIABILITY ARTICLE
This agreement will extend to cover any claims-related extra contractual obligations or excess of limits liability (or both) arising because of, but not limited to, the following:
A.	Failure of the company to agree to settle a claim within the policy limits or to provide a defense against such claims.

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B.	Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.
C.	Negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal or subrogation (or both) or any subsequent action resulting therefrom.
“Extra contractual obligations” as used in this agreement means those liabilities not covered under any other provision of this agreement for which the company is liable to its insured or a third-party claimant, or that the company paid as its share of a claims-related extra contractual obligation awarded against one or more of its co-insurers.
“Excess of limits liability” as used in this agreement will mean any amount for which the company would have been contractually liable to pay had it not been for the limits of the company’s policy.
There will be no recovery hereunder where the extra contractual obligations or excess of limits liability (or both) have been incurred due to fraud committed by a member of the board of directors or a duly elected corporate officer of the company, acting individually, collectively, or in collusion with a member of the board of directors, a duly elected corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the company.
The date on which any extra contractual obligations or excess of limits liability (or both) is incurred by the company will be deemed, in all circumstances, to be the date of loss under the company’s policy. In no event will the reinsurer’s total liability for extra contractual obligations or excess of limits liability (or both) exceed the following limits with respect to any one occurrence, which limits are in addition to such reinsurer’s limits of liability, as set forth in the REINSURANCE COVERAGE ARTICLE, with respect to ultimate net loss arising out of such occurrence.
1.	The reinsurer’s share, if applicable, of the Section A limit;

2.	The reinsurer’s share, if applicable, of the maximum possible limit under Section B.; or

3.	The reinsurer’s share, if applicable, of the Section C limit;
The limitations set forth above in this paragraph apply to their respective Sections of the REINSURANCE COVERAGE ARTICLE.
REPORTS AND REMITTANCES ARTICLE
A.	Within 75 calendar days after the close of each month, as respects all policies subject to this agreement that are underwritten by the company’s London offices, and within 45 calendar days after the close of each month, as respects all other policies subject to this agreement,

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the company will furnish the reinsurer with a report summarizing the premium ceded less return premium and ceding commission, ultimate net loss paid, loss adjustment expense paid, extra contractual obligations paid, excess of limits liability paid, monies recovered, and net balance due either party. Said monthly reports will also include the following information for each policy subject to this agreement that is written or renewed during the month:
1.	First named insured;

2.	Policy effective date;

3.	Policy expiration date;

4.	Policy limits;

5.	Policy attachment point(s);

6.	Policy premium;

7.	Premium ceded to reinsurers;

8.	Paid ultimate net loss;

9.	Reserves for outstanding ultimate net loss;

10.	Paid loss adjustment expense; and

11.	Reserves for outstanding loss adjustment expense.
Amounts due the reinsurer will accompany said reports. Except with respect to amounts due under paragraph C. of this Article, any balances due the company will be paid within 45 calendar days after the company has furnished the reinsurer with the report.

B.	Semi-annually the company will provide the reinsurer with a report listing all claims subject to this agreement to which the company has assigned the claim code of “D”, “P”, or “R”. Such reports will be valued as of June 30th and December 31st, respectively, and will contain with respect to each claim listed the following information:
1.	First named insured;

2.	Policy effective date;

3.	Date of loss;

4.	Date of report;

5.	Amount paid;

6.	Amount reserved;

7.	Status of claim (i.e., whether open or closed); and

8.	Claim code.
In addition, the company will furnish the reinsurer with such other information as may be required by the reinsurer for completion of its NAIC interim and/or annual statements.

C.	If the amount due the company for the sum of ultimate net loss, loss adjustment expense, extra contractual obligations, or excess of limits liability (whether individually or collectively) recoverable under this agreement for any one occurrence is in excess of:
1.	$1,500,000 with respect to policies subject to Section A of the REINSURANCE COVERAGE ARTICLE;

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2.	$5,000,000 with respect to policies subject to Section B of the REINSURANCE COVERAGE ARTICLE; or

3.	$1,500,000 with respect to policies subject to Section C of the REINSURANCE COVERAGE ARTICLE;
the reinsurer will, upon the company’s demand and its receipt of satisfactory proofs of loss (as defined in the LOSS SETTLEMENTS ARTICLE), remit the amount due the company within five business days.
LOSS SETTLEMENTS ARTICLE
The reinsurer agrees to abide by all settlements made by the company whether under strict policy conditions or by way of compromise including settlements involving disputed interpretations of policy terms and/or coverage. All settlements, compromises, and adjustments made by the company, whether involving coverage issues or otherwise, will be binding on the reinsurer in proportion to its percentage participation. Such settlements, compromises, or adjustments will be considered satisfactory proofs of loss, and amounts falling to the share of the reinsurer will be payable to the company, subject to the provisions of the REPORTS AND REMITTANCES ARTICLE and the LOSS SETTLEMENTS ARTICLE.
The company will likewise at its sole discretion commence, continue, defend, compromise, settle, or withdraw from actions, suits, or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and the reinsurer will be liable for its share of all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefore (including those which are the result of actions or disputes between original insured(s) and the company).
OFFSET ARTICLE
The company or the reinsurer have and may exercise, at any time and from time to time, the right to offset any balance or balances whether on account of premiums or on account of losses or otherwise, due from one party to the other party hereto, under the terms and within the subject matter of this agreement, and any predecessor and successor agreements of this agreement.
In the event of an insolvency of a party hereto, offset shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.
SALVAGE AND SUBROGATION ARTICLE
The reinsurer will be credited with its proportionate share of salvage or subrogation (or both) in respect of claims and settlements under this agreement, less its share of recovery expense. Unless the company and the reinsurer agree to the contrary, the company will enforce its right

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to salvage or subrogation (or both) and will prosecute all claims arising out of such right. Should the company refuse or neglect to enforce this right, the reinsurer is hereby empowered and authorized to institute appropriate action in the name of the company.
The reinsurer will benefit proportionately from all reductions of ultimate net loss by salvage, compromise or otherwise. If the amount recovered exceeds the recovery expense, such expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by each party in proportion to its liability for the loss before recovery was attempted.
Notwithstanding anything to the contrary in this agreement, if the reinsurers initiate an action to secure salvage and/or subrogation in the name of the company, and there is no such recovery, or if the amount recovered is insufficient to cover the expenses incurred in pursuing salvage and/or subrogation, the reinsurers initiating such action will be jointly and severally liable for 100% of such excess expense. Further, said reinsurers will be jointly and severally liable for 100% of any damages to the company, including reimbursement of any compensatory or punitive damages (or both) resulting from the action.
DELAYS, ERRORS, OR OMISSIONS ARTICLE
Any inadvertent delay, omission, or error will not relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission, or error is rectified immediately upon discovery.
ENTIRE AGREEMENT, INTERPRETATION ARTICLE
This agreement represents the entire agreement between the company and the reinsurers with respect to business covered hereunder. There are no understandings between the parties other than as expressed in this agreement. All prior agreements, understandings and representations made by the company and the reinsurers are superseded by this agreement. Any change or modification of this agreement will be documented by an amendment of this agreement, signed by the parties to the agreement.
ACCESS TO RECORDS ARTICLE
The reinsurer or its duly designated representatives will have, upon providing reasonable advance notice to the company, access to the company’s underwriting, accounting, or claim files, other than proprietary or privileged communications, pertaining to the subject matter of this agreement during the period that this agreement is in force and subsequent to its expiration or termination until all claims are closed. If any amount is overdue from a reinsurer to the company for any reason, other than a disputed payment, the reinsurer will have such access to records only upon payment of such overdue amounts to the company or by placing the overdue

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amounts in a trust or an escrow account acceptable by the company, pending resolution of the dispute. The reinsurer may, at its own expense, reasonably make copies of such books and records and in such event agrees to pay the company’s reasonable expenses (including staff and other overhead costs) in procuring such copies.
If the reinsurer makes any inspection of the company’s claim files under this agreement and, as a result of the inspection the claim is contested or disputed, the reinsurer will provide the company, at the company’s request, a summary of any reports completed by the reinsurer’s personnel or by third parties on behalf of the reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim. The reinsurer will provide to the company a copy of any such reports within 15 days of the company’s request for same. Nothing in this Article requires the company to maintain or make available any document for a period longer than that required under the company’s document retention policies or procedures.
CONFIDENTIALITY ARTICLE
All terms and conditions of this agreement and any materials provided in the course of inspection will be kept confidential by the reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to the reinsurer’s retrocessionaires, financial auditors, or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the company.
INSOLVENCY ARTICLE
(This Article will apply severally to each reinsured company referenced within the definition of the company in the Preamble to this agreement. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws will prevail.)
A.	In the event of the insolvency of the company, this reinsurance will be payable directly to the company, or to its liquidator, receiver, conservator or statutory successor, immediately upon demand on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company will give written notice to the reinsurer of the pendency of a claim against the company, which would involve a possible liability on the part of the reinsurer, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding

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where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the reinsurer will be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit, which may accrue to the company solely as a result of the defense undertaken by the reinsurer.
B.	Where two or more of the reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the agreement as though such expense had been incurred by the company.
C.	The reinsurance will be payable by the reinsurer to the company or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the agreement specifically provides another payee of such reinsurance in the event of the insolvency of the company or (b) where the reinsurer with the consent of the original insured or insureds has voluntarily assumed such policy obligations of the company as direct obligations of the reinsurer to the payees under such policies and in substitution for the obligations of the company to the payees. Then, and in that event only, the company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the reinsurer will pay any loss directly to payees under such policy.
D.	Notwithstanding paragraphs A., B., and C., where the company is authorized under the Insurance Companies Act (Canada) to insure risks in Canada, in the event of the insolvency of the company, reinsurance payable in respect of the insurance business in Canada of the company will be payable to the Chief Agent in Canada of the company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the company without diminution because of the insolvency of the company or because the company or a liquidator, receiver, conservator or statutory successor of the company has failed to pay all or any portion of any claim. All other terms and conditions of paragraphs A., B., and C. remain in effect and apply to this paragraph D., which will prevail if there is a conflict or inconsistency.
ARBITRATION ARTICLE
A.	As a condition precedent to any right of action under this agreement, any and all disputes arising under or relating to this agreement, including its formation and validity, will be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:
In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of

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such notification the party desiring arbitration will notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified will within 30 calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration will fail or refuse to nominate the second arbitrator within 30 calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of 30 calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court will be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, will within 30 calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said 30 calendar day period, the third arbitrator will be drawn automatically utilizing the Dow Jones Industrial Average on the third working day after both names have been chosen in writing. A Dow Jones Industrial Average ending in an even number before the decimal point will be deemed to be the selection of the claimant’s name and the Dow Jones Industrial Average ending in an odd number before the decimal point will be deemed to be the selection of the respondent’s name. The three arbitrators will decide by majority. The umpire will also act as Chair of the Tribunal and, in the event that no majority can be reached, the verdict of the umpire will prevail.
B.	All claims, demands, denials of claims and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.
C.	The Board of Arbitration will fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this agreement as if it were an honorable engagement rather than as merely a legal obligation.
D.	The Board will, within 90 calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and will cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board will be deemed to be the decision of the Board. Such decision will be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.
E.	Any order as to the costs of the arbitration will be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they will be paid.
F.	All awards made by the Arbitration Board will be final and no right of appeal will lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (i) will not grant leave to appeal any award based upon a question of law arising out of the award; (ii) will not grant leave to make an application with respect to an award;

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(iii) and will not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding.
All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.
G.	If the company and more than one reinsurer are involved in the same dispute(s) or difference(s) arising out of this agreement, and the company requests consolidated arbitration with those reinsurers in an initial notice of arbitration or response, then those reinsurers will constitute and act as one party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the company requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within 45 calendar days of the commencement of the arbitration proceeding. If the company requests consolidation in its response, then (i) that response will be appended to the company’s notice of arbitration to the additional reinsurer(s) joined in the proceeding, (ii) any arbitral appointment made before that response will be of no effect, and (iii) the reinsurers will select their arbitrator within 45 calendar days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more of the reinsurers have not paid their proportional shares of the same balance claimed due by the company will be deemed to involve the same dispute(s) or difference(s) arising out of this Agreement. Communications will be made by the company to each of the reinsurers constituting one party. Nothing in this paragraph will impair the rights of reinsurers to assert several rather than joint defenses or claims, change their liability under this agreement from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.
H.	Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.
GOVERNING LAW ARTICLE
This agreement, and any dispute, controversy, or claim arising out of or relating to this agreement, will be governed by and construed according to the laws of the State of New York, except with regard to:
A.	The payment of punitive damages; and

B.	The procedural law required under the ARBITRATION ARTICLE of this agreement, which will be construed in accordance with the laws of Bermuda.

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Notwithstanding the foregoing, as to rules regarding credit for reinsurance, the rules of all applicable states or other jurisdictions will pertain thereto.
CURRENCY REVALUATION AND FOREIGN EXCHANGE ARTICLE
I.	It is understood and agreed that any original limit(s) or original sub-limit(s) of liability, underlying limit(s) or attachment point(s) of a policy in currencies other than United States of America (“U.S.”) Dollars, Euros, or United Kingdom Pounds Sterling will be converted into its(their) U.S. dollar equivalent(s) using the same rate of exchange used by the company when such policy was entered by the company into its own books of account. In the event that there is a subsequent change in the parity value of the U.S. dollar (from that used by the company when such policy was entered by the company into its own books of account) which results in:
A.	The reinsurer’s maximum limit of liability for such policy (as specified in the REINSURANCE COVERAGE ARTICLE) being exceeded;

B.	Such policy being subject to Section A instead of Section B of this agreement (or subject to Section B instead of Section A of this agreement);

C.	Any minimum initial attachment point threshold in U.S. Dollars, which is required by the REINSURANCE COVERAGE ARTICLE in order for such policy to be reinsured hereunder, not being met; or

D.	A change in the company’s retained percentage under the provisions of B. of the REINSURANCE COVERAGE ARTICLE (if applicable);
then:
1.	In the case of A. above, the company will be held covered for such excess limit;

2.	In the case of B. above, the company’s policy will remain subject to the section of this agreement that applied based on the exchange rate that was used by the company when such policy was entered by the company into its own books of account; and

3.	In the case of C. above, the required minimum initial attachment point threshold will be deemed to have been met for such policy to be reinsured hereunder;

4.	In the case of D. above, the company’s retention under the provisions of Section B of the REINSURANCE COVERAGE ARTICLE (if applicable) will be deemed unchanged from what it was when such policy was entered by the company into its own books of account;

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until the next renewal of the policy, at which time:
a.	The warranted reinsurers’ maximum U.S. dollar limit of liability;

b.	Section A or Section B under the REINSURANCE COVERAGE ARTICLE of this agreement;

c.	The minimum initial attachment point threshold in U.S. Dollars, which is required by the REINSURANCE COVERAGE ARTICLE in order for such policy to be reinsured hereunder; and

d.	The company’s retention under provisions of Section B. of the REINSURANCE COVERAGE ARTICLE (if applicable);
will apply to such policy based on the exchange rate used by the company when such renewal is entered by the company into its own books of account.
II.	All amounts due to either the company or the reinsurer under this agreement will be paid in United States of America (U.S.) Dollars subject to paragraphs III. and IV. below.

III.	Net subject written premium, as well as any subsequent adjustments thereto, collected or returned by the company in other than U.S. Dollars will be paid to, or by, the reinsurer in U.S. Dollars at the same rates of exchange at which the company entered such transaction into its own books of account.

IV.	Amounts due the company for ultimate net loss, loss adjustment expense, extra contractual obligations, or excess of limits liability hereunder in other than U.S. Dollars will be converted into U.S. Dollars at the same rates of exchange at which the company entered the payment(s) of such loss into its own books of account.

V.	The sign “$” in this agreement refers to United States of America (U.S.) Dollars. The sign “€” refers to Euros, the currency of the European Union. The sign “£” refers to United Kingdom Pounds Sterling. For the purposes of determining the manner in which policies are to be ceded to this agreement, the limits and attachment points set forth in this agreement that are to apply to a subject policy, based upon said policy’s issuing company, attachment point and limit, will be those limits and attachment points stated in the currency(ies) in which the policy is issued; however, in the event a policy is issued with limits or attachment points (or both) in a currency other than one of those set forth in this subparagraph V., such limit and attachment point will be converted to U.S. Dollars and said policy will be ceded as if it were originally written in U.S. Dollars.

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SERVICE OF SUIT ARTICLE
(This Article is not intended to conflict with or override the parties’ obligation to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)
A.	This paragraph A. applies:
1.	Only to policies that are subject to Section A or Section B of the REINSURANCE COVERAGE ARTICLE; and

2.	To a reinsurer unauthorized in any jurisdiction that has authority over the company and in which a subject suit has been instituted.
In the event any reinsurer hereon fails to pay any amount claimed due hereunder, such reinsurer, at the request of the company, will submit to the jurisdiction of a court of competent jurisdiction within England or Bermuda and will comply with all requirements necessary to give that court jurisdiction.
B.	This paragraph B. applies:
1.	Only to policies that are subject to Section C of the REINSURANCE COVERAGE ARTICLE; and

2.	To a reinsurer either:
a.	Domiciled outside the United States of America; or

b.	Unauthorized in any state, territory or district of the United States of America that has jurisdiction over the company and in which a subject suit has been instituted.
In the event of the failure of any reinsurer hereon to pay any amount claimed to be due hereunder, such reinsurer, at the request of the company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the reinsurer’s right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The reinsurer, once the appropriate court is accepted by the reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction. In any suit instituted against it upon this agreement, the reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.
Service of process in such suit may be made upon Mendes and Mount, LLP, 750 Seventh Avenue, New York, New York 10019-6829, when such suit is instituted in the state of New York; Mendes and Mount, LLP, 725 South Figueroa, 19th Floor, Los Angeles, California 90017-5524, when such suit is instituted in the state of California; either of the foregoing if

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the suit is not instituted in New York or California; or another party as specifically designated in the INTERESTS AND LIABILITIES AGREEMENT for such reinsurer.
However, if another party is so designated, the reinsurer in question recognizes that the laws of the states of New York and California require that service be made on a law firm located in the respective state if a suit is instituted in that state, so that if the party designated above is not located in California as respects a suit instituted in California, or New York as respects a suit instituted in New York, the applicable office of Mendes and Mount stipulated above must be used for service of suit unless the provisions of the final paragraph of this Article apply.
The agent for service of process is authorized and directed to accept service of process on behalf of the reinsurer in any such suit and/or upon the request of the company to give a written undertaking to the company that they will enter a general appearance upon the reinsurer’s behalf in the event such a suit is instituted.
Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the company or any beneficiary hereunder arising out of this agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
AGENCY ARTICLE
For purposes of sending and receiving notices and payments required by this agreement, the reinsured company that is set forth first in the definition of company in the Preamble to this agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the INSOLVENCY ARTICLE.
INTERMEDIARY ARTICLE
Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the intermediary negotiating this agreement for all policies reinsured hereunder. All communications relating to this agreement will be transmitted to the company or the reinsurers through the intermediary. Payments by the company to the intermediary will be deemed payment to the reinsurers. Payments by the reinsurers to the intermediary will be deemed payment to the company only to the extent that such payments are actually received by the company.

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RESERVES AND FUNDING ARTICLE
A.	As respects policies subject to Section C of the REINSURANCE COVERAGE ARTICLE only, this Article applies to the reinsurer in the event that the company is unable to recognize a statutory credit in any state having jurisdiction over the company’s reserves as respects said reinsurer’s obligations hereunder.

B.	As regards policies issued by the company coming within the scope of this agreement, the company agrees that when it will file with the insurance regulatory authority or set up on its books reserves for unearned premium, losses, and loss adjustment expense reinsured hereunder, which it will be required by law to set up, it will forward to the reinsurer a statement showing the proportion of such reserves which is applicable to the reinsurer. The reinsurer hereby agrees to fund such reserves in respect of:
1.	Unearned premium;

2.	Known outstanding losses that have been reported to the reinsurer and loss adjustment expense relating thereto;

3.	Losses and loss adjustment expense paid by the company but not recovered from the reinsurer; plus

4.	Reserves, including incurred-but-not-reported (IBNR) reserves as determined by the company, for losses and loss adjustment expense relating thereto;
All of which are hereinafter referred to as “reinsurer’s obligations”, by funds withheld, cash advances, a letter of credit, or a trust. The reinsurer will have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the company’s reserves.
C.	When funding by a letter of credit, the reinsurer will apply for and secure timely delivery to the company of a clean, irrevocable and unconditional letter of credit issued by a bank and containing provisions acceptable to the company and any insurance regulatory authorities having jurisdiction over the company in an amount equal to the reinsurer’s obligations. Such letter of credit will be issued for a period of not less than one year and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 calendar days (60 calendar days where required by insurance regulatory authorities) prior to the expiration date of such letter of credit the issuing bank notifies the company by certified or registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period.

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D.	The reinsurer and company agree that the letters of credit provided by the reinsurer pursuant to the provisions of this agreement may be drawn upon at any time, notwithstanding any other provision of this agreement, and be utilized by the company or any successor, by operation of law, of the company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the company for the following purposes, unless otherwise provided for in a separate trust agreement:
1.	To reimburse the company for the reinsurer’s obligations, the payment of which is due under the terms of this agreement and which has not been otherwise paid;

2.	To make refund of any sum which is in excess of the actual amount required to pay the reinsurer’s obligations under this agreement;

3.	To fund an account with the company for the reinsurer’s obligations. Such cash deposit will be held in an interest-bearing account separate from the company’s other assets, and interest thereon not in excess of the prime rate will accrue to the benefit of the reinsurer.

4.	If prior to any expiration date the issuing bank has sent notice that it elects not to consider the letter of credit extended for any additional period.

This subparagraph 4. will only apply if the reinsurer has failed to replace the expiring letter of credit at least 15 calendar days prior its expiration with an irrevocable and unconditional, letter of credit issued by another bank and containing provisions acceptable to the company and any insurance regulatory authorities having jurisdiction over the company in an amount equal to the reinsurer’s obligations of said reserves.
E.	In the event the amount drawn by the company on any letter of credit is in excess of the actual amount required for D.1., D.2. or D.4. above, the company will promptly return to the reinsurer the excess amount so drawn. All of the foregoing will be applied without diminution because of insolvency on the part of the company or the reinsurer.

F.	The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the company.

G.	At annual intervals, or more frequently as agreed but never more frequently than quarterly, the company will prepare a specific statement of the reinsurer’s obligations, for the sole purpose of amending the letter of credit, in the following manner:
1.	If the statement shows that the reinsurer’s obligations exceed the balance of credit as of the statement date, the reinsurer will, within 30 calendar days after receipt of notice of such excess, secure delivery to the company of an amendment to the letter of credit increasing the amount of credit by the amount of such difference;

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2.	If, however, the statement shows that the reinsurer’s obligations are less than the balance of credit as of the statement date, the company will, within thirty (30) calendar days after receipt of written request from the reinsurer, release such excess credit by agreeing to secure an amendment to the letter of credit reducing the amount of credit available by the amount of such excess credit.
TAXES ARTICLE
The company will pay all taxes (except Federal Excise Tax) on premiums reported to the reinsurers on this Agreement.
FEDERAL EXCISE TAX ARTICLE
(This Article is applicable to those reinsurers, excepting Underwriters at Lloyd’s London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)
Only as respects policies subject to Section C of the REINSURANCE COVERAGE ARTICLE, the reinsurers will allow the company to deduct, for the purpose of paying Federal Excise Tax, the applicable percentage of any premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of such premium, the reinsurers will deduct the aforesaid percentage from the return premium payable hereon and the company or its agent will recover such tax from the United States Government.
SURVIVAL ARTICLE
All Articles of this agreement will survive the termination of this agreement until all obligations between the company and the reinsurers have been finally settled.

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Exhibit 10.7
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
(hereinafter referred to collectively as the “Company”)
by
The Subscribing Reinsurer(s) Executing
the Interests and Liabilities Agreement(s)
Attached Hereto
(hereinafter referred to as the “Reinsurer”)
Wherever the word “Company” is used in this Contract, such term shall be held to include any or all of the affiliated or subsidiary companies that are or may hereafter come under common control, ownership and/or management, provided that notice be given to the Reinsurer of any such affiliated or subsidiary companies that may hereafter come under common control, ownership and/or management of the Company. For purposes of this Contract, an “affiliated” company shall be a company in which at least a 50.0% ownership interest is held by one or any combination of the following: Allied World Assurance Company, Ltd; Allied World Assurance Company (U.S.) Inc.; Newmarket Underwriters Insurance Company; Allied World Assurance Company (Europe) Limited; or Allied World Assurance Company (Reinsurance) Limited.
Article I — Classes of Business Reinsured
A.	By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the Company’s net liability under policies incepting, renewing or having an anniversary date on or after the effective date hereof, and classified by the Company as follows:
1.	Coverage A: Healthcare Liability business written by the Company in Bermuda with policy limits greater than $10,000,000 each occurrence, each insured; and

2.	Coverage B: Healthcare Liability business written by the Company in the United States of America.
B.	It is understood that, as respects policies written on a claims made basis, the Company may issue prior acts coverages and extended reporting coverage endorsements.
C.	The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.
Article II — Commencement and Term
A.	This Contract is effective at 12:01 A.M., Standard Time, January 1, 2007, (as defined in the Company’s policies) in respect of policies incepting, renewing or having an anniversary date on and after that time and date and shall remain in full force and effect until 12:01 A.M., Standard Time, January 1, 2008.
B.	At termination or expiration, the Reinsurer shall remain liable for all losses under policies in force until their expiration, anniversary or renewal.
C.	Notwithstanding the foregoing, at termination or expiration of this Contract, at the Company’s sole option, the Company will have the option to cut off this Contract and the Reinsurer shall incur no liability for losses occurring or claims made (as applicable) subsequent to the date of termination or expiration. Should the Company exercise this cutoff option, the Reinsurer shall return all unearned premium as of the date of termination or expiration less any ceding commission previously allowed thereon with respect to policies in force as of the date of termination or expiration.
D.	Notwithstanding any other provisions herein, the Reinsurer shall remain liable in respect of all liabilities under policies where the Company is obligated by applicable law or regulatory requirements to continue coverage under such policies until the Company is no longer obligated to do so.
E.	Should this Contract be terminated or expire while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the loss in progress.
Article III — Special Termination
A.	The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract on a cutoff basis at any time by giving written notice to the Subscribing Reinsurer by certified mail with 30 days notice, return receipt requested, in the event of any of the following circumstances:
1.	The Subscribing Reinsurer ceases underwriting operations; or

2.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision; or

3.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

4.	The Subscribing Reinsurer’s surplus has been reduced by 20.0% of the amount of surplus at the inception of this Contract, or if the Subscribing Reinsurer has lost any part of, or has reduced, its paid-up capital; or

5.	The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation or unaffiliated individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract; or

6.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the other party’s prior written consent; or

7.	The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” (a Standard & Poor’s Insurance Solvency International rating of less than “BBS” will apply as respects alien Subscribing Reinsurers other than Underwriting Members of Lloyd’s, London, and a Standard & Poor’s Lloyd’s Syndicate Stability rating of less than three crowns will apply as respects Underwriting Members of Lloyd’s, London).
B.	The Company will have the option to commute the Subscribing Reinsurer’s liability for losses on policies covered by this Contract as of the effective date of termination. In the event the Company and the Subscribing Reinsurer cannot agree on the capitalized value of the Subscribing Reinsurer’s liability under such policies, they will appoint an actuary and/or appraiser to assess such liability and will share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer will each nominate three individuals, of whom the other party will decline two, and the final decision will be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained will constitute a complete and final release of the Subscribing Reinsurer with respect to its liability under this Contract.
Article IV — Territory (BRMA 51D)
This Contract shall be worldwide in its geographical scope.
Article V — Exclusions
A.	This Contract does not apply to and specifically excludes the following:
1.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause — Liability — Reinsurance (U.S.A.),” the “Nuclear Incident Exclusion Clause — Liability — Reinsurance

(Canada)” and the “Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. & Canada)” attached to and forming part of this Contract.

2.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

4.	Multi-year policies, but not excluding policies with terms of one year plus odd time.

5.	Policies with rate guarantees.
B.	If the Company is bound, without the knowledge and contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in paragraph A, the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof.
Article VI — Special Acceptances
A.	Any reinsurance falling within the scope of one or more of the exclusions set forth in paragraph A of the Exclusions Article that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and be subject to the terms hereof, except as such terms shall be modified by the special acceptance. Any Subscribing Reinsurer shall be deemed to have agreed to a special acceptance if it has not responded to the Company’s special acceptance request within five business days after receiving the applicable underwriting information.

B.	As respects business written by the Company in Bermuda, the Company may request a special acceptance for policies with attachment points less than or equal to $10,000,000 that:
1.	Are classified by the Company as Tier 4 or Tier 5; and/or

2.	Have bed counts of more than 1,500;
for those policies with limits greater than $15,000,000 but less than or equal to $25,000,000. Any reinsurance falling within the scope of this paragraph B that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and be subject to the terms hereof, except as such terms shall be modified by the special acceptance. It is hereby understood and agreed that the Reinsurer has specially accepted the Hospital for Special Surgery and VHA Risk Retention Group policies as of the effective date of this Contract.
Article VII — Reinsurance Coverage
A.	Coverage A: As respects business subject to this Contract described in subparagraph 1 of paragraph A of the Classes of Business Reinsured Article, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company’s net liability; however, the liability of the Reinsurer shall not exceed the following:
1.	As respects policies with attachment points equal to or greater than $5,000,000 and less than or equal to $10,000,000 that:
a.	Are classified by the Company as Tier 4 or Tier 5; and/or

b.	Have bed counts of more than 1,500;
$15,000,000 each loss, each policy (exclusive of loss in excess of policy limits, extra contractual obligations and loss adjustment expense), unless otherwise specially accepted in accordance with the provisions of paragraph B of the Special Acceptances Article;

2.	As respects all other policies subject to this Coverage A, $25,000,000 each loss, each policy (exclusive of loss in excess of policy limits, extra contractual obligations and loss adjustment expense).
B.	Coverage B: As respects business subject to this Contract described in subparagraph 2 of paragraph A of the Classes of Business Reinsured Article, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company’s net liability; however, the liability of the Reinsurer shall not exceed $15,000,000 each loss, each policy (exclusive of loss in excess of policy limits, extra contractual obligations and loss adjustment expense).

C.	It is understood and agreed that loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as defined herein, will be considered part of the Company’s “net liability” and be subject to the provisions of paragraphs A and B above, but the liability of the Reinsurer for loss in excess of policy limits, extra contractual obligations and loss adjustment expense shall be in addition to the limits of liability set forth therein.

D.	The Company shall retain, net and underinsured, at least a 60.0% part of 100% share in the interests and liabilities of the Reinsurer hereunder.
Article VIII — Definitions
A.	“Net liability” as used herein shall be defined as the Company’s gross liability remaining after actual recoveries made from inuring reinsurance.

B.	The following shall apply as respects loss in excess of policy limits and extra contractual obligations, as defined herein:
1.	In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called “loss in excess of policy limits”) or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called “extra contractual obligations”) because of alleged or actual bad faith, negligence or fraud on its part in rejecting an offer of settlement within policy limits, or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, the loss in excess of policy limits and/or the extra contractual obligations shall be added to the Company’s loss, if any, under the policy involved, and the sum thereof shall be subject to the provisions of the Reinsurance Coverage Article. However, for the purposes of this Contract, the sum of any loss in excess of policy limits and extra contractual obligations shall not exceed the following as respects any one loss, any one policy:
a.	$15,000,000 as respects policies subject to Coverage A of the Reinsurance Coverage Article with attachment points equal to or greater than $5,000,000 and less or equal to $10,000,000 that:
i.	Are classified by the Company as Tier 4 or Tier 5; and/or

ii.	Have bed counts of more than 1,500;
unless otherwise specially accepted in accordance with the provisions of paragraph B of the Special Acceptances Article;

b.	$25,000,000 as respects all other policies subject to Coverage A of the Reinsurance Coverage Article; or

c.	$15,000,000 as respects policies subject to Coverage B of the Reinsurance Coverage Article.
2.	An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

3.	Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

4.	Recoveries from any form of insurance or reinsurance which protects the Company against claims the subject matter of this paragraph shall inure to the benefit of this Contract.
C.	“Loss adjustment expense” as used herein shall be defined as all expenses incurred by the Company in connection with a specific claim, including litigation expenses, interest on judgments and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but not including office expenses or salaries of the Company’s regular employees.

D.	“Declaratory judgment expense” as used herein shall mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company’s policy obligations that are allocable to specific policies and claims subject to this Contract. Declaratory judgment expense shall be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Company’s policy giving rise to the action.

E.	“Gross written premium” as used herein shall be defined as the original gross written premiums of the Company for the classes of business reinsured hereunder, less return premiums and less premiums ceded for reinsurance which inures to the benefit of this Contract and facultative reinsurance, if any.

F.	“Policy” as used herein shall be defined as policies, contracts and binders of insurance or reinsurance issued by the Company. In the event the Company issues multiple policies to any one insured, for the purposes of this Contract a policy shall be defined as each insured’s per claim, per occurrence or aggregate (if applicable) limit (or sum of per claim, per occurrence of aggregate limits in the case of policies written on a layered basis) applying to the same insured interest under the Company’s original policy or policies. The Company shall be the sole judge as to what constitutes: each original insured, policy, insured interest and each per claim, per occurrence or aggregate limit under its original policy or policies.
Article IX — Savings Clause
(Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage for extra contractual obligations be provided to the extent that such coverage is not permitted under New York law.
Article X — Other Reinsurance
The Company shall be at liberty to effect specific reinsurance either for its net retention or the common account of itself and the Reinsurer.
Article XI — Claims and Loss Adjustment Expense
A.	Losses shall be reported by the Company in summary form as hereinafter provided. Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, amputation, spinal cord damage, brain damage, blindness, extensive burns or multiple fractures, regardless of liability. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B.	All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with the Reports and Remittances Article. It is agreed, however, that if the Reinsurer’s share of any loss is equal to or greater than $2,500,000 as respects Coverage A of the Reinsurance

Coverage Article or $500,000 as respects Coverage B of the Reinsurance Coverage Article, the Reinsurer will pay its share of said loss as promptly as possible after receipt of reasonable evidence of the amount paid by the Company.

C.	In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for its proportionate share of loss adjustment expense incurred by the Company in connection therewith and shall be credited with its proportionate share of any recoveries of such expense.
Article XII — Salvage and Subrogation
The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.
Article XIII — Original Conditions (BRMA 37B)
A.	All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. The Reinsurer shall be credited with its exact proportion of the original premiums received by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for inuring reinsurance.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.
Article XIV — Follow the Fortunes
The Reinsurer’s liability shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective policies of the Company, and will attach simultaneously with that of the Company, the true intent of this Contract being that the Reinsurer follow the fortunes of the Company in respect of the policies reinsured under this Contract. Nothing will in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not party to this Contract, except as provided by the Insolvency Article.
Article XV — Commission (BRMA 10A)
A.	The Reinsurer shall allow the Company a 24.25% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B.	It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense.
Article XVI — Reports and Remittances
A.	Within 30 days after the end of each month, the Company shall report to the Reinsurer:
1.	Ceded gross written premium for the month;

2.	Commission thereon;

3.	Ceded losses and loss adjustment expense paid during the month (net of any recoveries during the month under the “cash call” provisions of the Claims and Loss Adjustment Expense Article).
The positive balance of (1) less (2) less (3) shall be remitted by the Company with its report. Any balance shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s report.

B.	Within 30 days after the end of each month, the Company shall provide the Reinsurer with a bordereau statement of policies subject to this Contract for underwriting purposes, setting forth the following:
1.	Account name;

2.	Location;

3.	Premium;

4.	Limit;

5.	Attachment point;

6.	Self-insured retention data;

7.	Aggregate coverage indication;

8.	Batch/integrated occurrence coverage indication;

9.	Percentage rate change from the prior year;

10.	Premium deviation from actuarial indication;

11.	For renewal policies, the information set forth in subparagraphs 1 through 8 above for the expiring policy.

C.	Within 60 days after the end of each calendar quarter, the Company shall report to the Reinsurer the following:
1.	The ceded unearned premiums and ceded outstanding loss reserves as of the end of the quarter;

2.	A list of all claims subject to this Contract coded by the Company as “C,” “D,” “P” and “R” as of the end of the quarter;

3.	Open and closed claim activity by the Company’s designation during the quarter;

4.	Any upward movement of the severity designation of any claims subject to this Contract coded by the Company as “C,” “D,” “P” and “R,” to be reported on a segregated basis.
D.	Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.
Article XVII — Late Payments
A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:
1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.
It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:
1.	As respects any routine payment, adjustment or return due either party, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	As respects a “cash call” made in accordance with the last sentence of paragraph B of the Claims and Loss Adjustment Expense Article, payment shall be deemed due 30 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 30 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be deemed as 30 days following transmittal of written notification that the provisions of this Article have been invoked.
For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.
Article XVIII — Offset
Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.
Article XIX — Access to Records
The Reinsurer or its duly appointed representative shall have, upon providing reasonable advance notice to the Company, access to the Company’s books and records pertaining to the business covered during the period that this Contract is in force and subsequent to its termination or expiration until all claims are closed. The Reinsurer’s right to inspect premium books and premium records will terminate five years after the termination or expiration of this Contract. Notwithstanding the provisions of the preceding, if undisputed balances due from the Reinsurer under this Contract have not been paid for the two most recent reported three-month periods or if any undisputed cash call is outstanding, the Reinsurer shall not have access to any of the Company’s records relating to this Contract without the specific consent of the Company.

Article XX — Confidentiality
A.	For a period of five years following the termination or expiration of this Contract, the Reinsurer undertakes to treat the terms of this Contract (and any confidential, proprietary information relating thereto provided in writing by the Company, whether directly or through an authorized agent) (hereinafter called the “Confidential Information”) as confidential. Confidential Information shall not include documents, information or data which the Reinsurer can show: (1) is publicly known or has become publicly known through no unauthorized act of the receiving party, (2) has been rightfully received from a third person without obligation of confidentiality, or (3) was known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality or is independently developed by the receiving party without reliance on the Confidential Information.

B.	Absent the written consent of the Company, the Reinsurer will not disclose any Confidential Information to any third parties, including any affiliated companies, except: (1) when required by retrocessionaires subject to the business ceded to this Contract, (2) when required by applicable law or regulation or by legal process, or (3) when required by external actuaries, auditors or counsel in the normal course of business.

C.	Notwithstanding the above, in the event the receiving party is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the receiving party agrees to provide the other party with written notice of same at least 10 days prior to such release or disclosure and to use its commercially reasonable best efforts to assist such party (at such party’s cost) in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer, and shall be binding upon their successors and assigns.

E.	Except as expressly set forth above, the parties agree and acknowledge that this Article is not intended to restrict or limit the conduct of the other party’s current or proposed business.
Article XXI — Errors and Omissions
Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified immediately upon discovery.
Article XXII — Currency (BRMA 12A)
A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XXIII — Currency Revaluation
It is agreed that underwriting to contractual limits will be done in terms of United States (U.S.) dollar equivalent on the basis of exchange rates in effect at the time of inception of new or renewal business or at the time an addition to an existing risk takes place. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written which results in the contractual limits being exceeded, the Company shall be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual U.S. dollar limits in effect at the time.
Article XXIV — Taxes (BRMA 50C)
In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.
Article XXV — Federal Excise Tax
A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1.0% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct 1.0% from the amount of the return and the Company or its agent should take steps to recover the Tax from the United States Government.
Article XXVI — Security
A.	If required by any applicable law, regulation or regulatory authority, or as otherwise provided in a master reinsurance security agreement between the Company and any reinsurer hereunder (such agreement to be incorporated by reference herein, but only as between the parties to such an agreement), the Reinsurer shall secure its Obligations to the Company hereunder through one or more of the following methods, which the Reinsurer shall select at its option:
1.	Funds withheld: funds otherwise due to the Reinsurer under this Contract that are subject to withdrawal, transfer or substitution solely by the Company and held under its exclusive control;

2.	Letters of credit: one or more clean, irrevocable and unconditional evergreen letters of credit issued by a bank or banks acceptable to the Company in its sole discretion that meet the requirements of any applicable law, regulation or regulatory authority, and, in any event, would permit the Company and all members of its intercompany pool, if any, to take credit for reinsurance in their respective states of domicile assuming the Reinsurer were an unauthorized reinsurer in such states; or

3.	Reinsurance trust account: funds deposited pursuant to a trust agreement in form and substance, and with a third party trustee, in each case satisfactory to the Company in its sole discretion that meets the requirements of any applicable law, regulation or regulatory authority, and, in any event, would permit the Company and all members of its intercompany pool, if any, to take credit for reinsurance in their respective states of domicile assuming the Reinsurer were an unauthorized reinsurer in such states. (With respect to Lloyd’s Syndicates, the Company agrees that the Lloyd’s U.S. Credit for Reinsurance Trust Fund is, in form and substance, and with a third party trustee, satisfactory to the Company for purposes of this provision; and that paragraph E shall not apply to such syndicates where the requirements of the Lloyd’s U.S. Credit for Reinsurance Trust Fund have been met.)
In the event that the Reinsurer at any time fails to meet its security obligations as set forth in this Article, the Company shall be entitled to hold back, as funds withheld, any amounts otherwise due to the Reinsurer under this Contract or any other agreement between the Company and the Reinsurer.

B.	The term “Obligations” shall mean the Reinsurer’s share of 100%, or any higher percentage required by any applicable law, regulation or regulatory authority, of: (1) losses and loss adjustment expenses paid by the Company, but not recovered from the Reinsurer;
(2)	reserves for losses and loss adjustment expenses reported and outstanding;

(3)	reserves for losses and loss adjustment expenses incurred but not reported; and

(4)	unearned premium.
C.	The security required under this Article shall be adjusted by the Company periodically, but not more frequently than quarterly.

D.	Notwithstanding any other provision of this Contract, any letters of credit may be drawn upon and/or assets in any reinsurance trust account may be withdrawn by the Company at anytime: (1) to reimburse the Company for the Reinsurer’s share of returned premiums upon policy cancellation; (2) to reimburse the Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Company; (3) to pay any other amount the Company claims is due under this Contract; (4) in the event that the Company receives notice of nonrenewal of any letter of credit or termination of any trust agreement; or (5) as funds withheld for the Reinsurer’s Obligations under this Contract. Additionally, any funds withheld may be applied as respects items (1) through (4) above.

E.	Prior to depositing any assets into a reinsurance trust account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title of such assets to the trustee, so that the Company, or the trustee upon the Company’s direction, may negotiate any such assets without the consent or signature of the Reinsurer or any other entity. Notwithstanding the composition of assets in any trust account, all settlements of account between the Company and the Reinsurer shall be in cash or its equivalent.

F.	Unless the Reinsurer shall be in default of any provision of this Contract, simple interest shall be credited to the Reinsurer on funds withheld each time the Obligations are adjusted at the one-year LIBOR rate for U.S. Dollars then in effect.

G.	The Company may, at its discretion, require payment of any sum in default instead of resorting to any security held, and it shall be no defense to any such claim that the Company might have had recourse to any such security.

H.	For purposes of this Article, “any applicable law, regulation or regulatory authority” shall include but not be limited to all laws and regulations affecting the ability of the Company and all members of its intercompany pool, if any, to take credit for reinsurance, and all laws and regulations applicable to foreign branches of the Company.

I.	This Article shall survive the expiration or termination of this Contract.
Article XXVII — Insolvency
A.	In the event of the insolvency of the one or more of the reinsured companies, this reinsurance shall be payable directly to the company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company which would involve a possible liability on the part of the Reinsurer, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Contract as though such expense had been incurred by the company.

C.	The reinsurance shall be payable by the Reinsurer to the company or to its liquidator, receiver, conservator, or statutory successor, except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company, or (2) where the Reinsurer with the consent of the direct insured or insured have voluntarily assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to the payees.

D.	Notwithstanding paragraphs A, B and C, where the company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, in the event of the insolvency of the company, reinsurance payable in respect of the insurance business in Canada of the company shall be payable to the Chief Agent in Canada of the company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the company without diminution because of the insolvency of the company or because the company or a liquidator, receiver, conservator or statutory successor of the company has failed to pay all or any portion of any claim. All other terms and conditions of paragraphs A, B and C remain in effect and apply to this paragraph D which shall prevail if there is a conflict or inconsistency.

Article XXVIII — Arbitration
A.	Any and all disputes arising under or relating to this Contract, including its formation and validity, will be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:
In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration will notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified will within 30 calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration will fail or refuse to nominate the second arbitrator within 30 calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of 30 calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court will be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, will within 30 calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said 30 calendar day period, the third arbitrator will be drawn automatically utilizing the Dow Jones Industrial Average on the third working day after both names have been chosen in writing. A Dow Jones Industrial Average ending in an even number before the decimal point will be deemed to be the selection of the claimant’s name and the Dow Jones Industrial Average ending in an odd number before the decimal point will be deemed to be the selection of the respondent’s name. For purposes of this paragraph, zero shall be considered an even number. The three arbitrators will decide by majority. The umpire will also act as Chair of the Tribunal and, in the event that no majority can be reached, the verdict of the umpire will prevail.
B.	All claims, demands, denials of claims and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.

C.	The Board of Arbitration will fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this Contract as if it were an honorable engagement rather than as merely a legal obligation.

D.	The Board will, within 90 calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and will cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board will be deemed to be the decision of the Board. Such decision will be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.

E.	Any order as to the costs of the arbitration will be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they will be paid.

F.	All awards made by the Arbitration Board will be final and no right of appeal will lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (1) will not grant leave to appeal any award based upon a question of law arising out of the award; (2) will not grant leave to make an application with respect to an award; (3) and will not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding.

All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

G.	If the Company and more than one reinsurer are involved in the same dispute(s) or difference(s) arising out of this Contract, and the Company requests consolidated arbitration with those reinsurers in an initial notice of arbitration or response, then those reinsurers will constitute and act as one party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the Company requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within 45 calendar days of the commencement of the arbitration proceeding. If the Company requests consolidation in its response, then (1) that response will be appended to the Company’s notice of arbitration to the additional reinsurer(s) joined in the proceeding, (2) any arbitral appointment made before that response will be of no effect, and (3) the reinsurers will select their arbitrator within 45 calendar days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more of the reinsurers have not paid their proportional shares of the same balance claimed due by the Company will be deemed to involve the same dispute(s) or difference(s) arising out of this Contract. Communications will be made by the Company to each of the reinsurers constituting one party. Nothing in this paragraph will impair the rights of reinsurers to assert several rather than joint defenses or claims, change their liability under this Contract from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

H.	Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.
Article XXIX — Service of Suit
This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
It is agreed that, in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within Bermuda and will comply with all requirements of this jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of Bermuda. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in Bermuda.
Article XXX — Agency Agreement
If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.
Article XXXI — Governing Law (BRMA 71B)
This Contract shall be governed by and construed in accordance with the laws of the State of New York.
Article XXXII — Severability
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any applicable jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.
Article XXXIII — Other Terms and Conditions
A.	Assignment

This Contract shall be binding upon and inure to the benefit of the Company and the Reinsurer and their respective successors and assigns provided, however, this Contract may not be assigned by either party without the prior written consent of the other, which consent may be withheld by either party at its sole discretion. This paragraph shall not be construed to preclude the appointment by the Company of an agent to manage and collect reinsurance recoverable on behalf of the Company.

B.	Entire Agreement

This Contract shall constitute the entire agreement between the parties with respect to the Business Covered hereunder. There are no understandings between the parties other than as expressed in this Contract. Any change or modification of this Contract shall be null and void unless signed by both the Company and the Reinsurer as an amendment to this Contract or as otherwise clearly and unambiguously agreed to by all affected parties by an exchange of documentation.

C.	Headings

The headings preceding the text of the articles and paragraphs of this Contract shall not affect the meaning, interpretation, construction or effect of this Contract.

D.	Waiver

The failure of the Company or the Reinsurer to insist on strict compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties form exercising any remedy.

E.	Notices

For purposes of sending and receiving notices and payments required by this Contract other than in respect of the Service of Suit Article and the Security Article herein, the reinsured company that is set forth first in the “Company” is deemed the agent of all other reinsured companies referenced herein. In no event, however, shall any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

F.	Special Conditions

It is hereby deemed that the Company will not write policies subject to this Contract with minimum premium rates per million dollars of limit less than those stated in the Company’s current underwriting guidelines.
Article XXXIV — Intermediary (BRMA 23A)
Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.
Signed for an on behalf of the Company in the Signing Pages attached hereto.

Signing Page
to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representatives has executed this Contract as of the dates undermentioned at:
Hamilton, Bermuda, this 13th day of April in the year 2007.
/s/ Frank N. D’Orazio
Allied World Assurance Company, Ltd

Signing Page
to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representatives has executed this Contract as of the dates undermentioned at:
NY, NY, this 13 day of April in the year 2007.
/s/ Susan Morgan
Allied World Assurance Company (U.S.) Inc.
Newmarket Underwriters Insurance Company

Signing Page
to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representatives has executed this Contract as of the dates undermentioned at:
                    ,                     , this 16 day of April in the year 2007.

/s/ John Redmond
Allied World Assurance Company (Europe) Limited
Allied World Assurance Company (Reinsurance) Limited

Signing Page
to the
Interests and Liabilities Agreement
of
Transatlantic Reinsurance Company
New York, New York
with respect to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to and duly executed by
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representative has executed this Agreement as of the date undermentioned at:
Hamilton, BERMUDA, this 13th day of April in the year 2007.

/s/ Frank N. D’Orazio Allied World Assurance Company, Ltd

Signing Page
to the
Interests and Liabilities Agreement
of
Transatlantic Reinsurance Company
New York, New York
with respect to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to and duly executed by
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representative has executed this Agreement as of the date undermentioned at:
Hamilton, BERMUDA, this 13th day of April in the year 2007.

/s/ Frank N. D’Orazio Allied World Assurance Company, Ltd

Signing Page
to the
Interests and Liabilities Agreement
of
Transatlantic Reinsurance Company
New York, New York
with respect to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to and duly executed by
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representative has executed this Agreement as of the date undermentioned at:
NY, NY this 13 day of April in the year 2007.

/s/ Susan Morgan Allied World Assurance Company (U.S.) Inc.
Newmarket Underwriters Insurance Company

Signing Page
to the
Interests and Liabilities Agreement
of
Transatlantic Reinsurance Company
New York, New York
with respect to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to and duly executed by
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representative has executed this Agreement as of the date undermentioned at:
                    ,                     , this 16 day of April in the year 2007.

/s/ John Redmond Allied World Assurance Company (Europe) Limited
Allied World Assurance Company (Reinsurance) Limited

Signing Page
to the
Interests and Liabilities Agreement
of
Transatlantic Reinsurance Company
New York, New York

with respect to the
Healthcare Liability Quota Share
Reinsurance Contract
Effective: January 1, 2007
issued to and duly executed by
Allied World Assurance Company, Ltd
Hamilton, Bermuda
Allied World Assurance Company (U.S.) Inc.
Wilmington, Delaware
Newmarket Underwriters Insurance Company
Concord, New Hampshire
Allied World Assurance Company (Europe) Limited
Dublin, Ireland
Allied World Assurance Company (Reinsurance) Limited
Dublin, Ireland
and any or all of the affiliated or subsidiary insurance companies that are or may hereafter come under
common control, ownership and/or management
In Witness Whereof, the Company by its duly authorized representative has executed this Agreement as of the date under mentioned at:
                    ,                     , this 16 day of April in the year 2007.

/s/ John Redmond

Allied World Assurance Company (Europe) Limited
Allied World Assurance Company (Reinsurance) Limited

Exhibit 31.1

CERTIFICATION

I, Scott A. Carmilani, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Allied World Assurance Company Holdings, Ltd;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Omitted in accordance with the guidance of SEC Release No. 33-8238];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 10, 2007	/s/ Scott A. Carmilani Name: Scott A. Carmilani Title: President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, Joan H. Dillard, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Allied World Assurance Company Holdings, Ltd;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Omitted in accordance with the guidance of SEC Release No. 33-8238];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 10, 2007	/s/ Joan H. Dillard Name: Joan H. Dillard Title: Senior Vice President and Chief Financial Officer